Filed Pursuant to Rule 424(b)(3)
Registration No. 333-190737

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS SUPPLEMENT DATED MAY 18, 2015

PROSPECTUS SUPPLEMENT

(To Prospectus Dated August 20, 2013)

27,250,000 Shares

MBIA Inc.

Common Shares

All of the shares of common stock of MBIA Inc. or “MBIA”, are being sold by the selling stockholders identified in this prospectus supplement. MBIA will not receive any of the proceeds from the sale of the shares being sold by the selling stockholders. See “Selling Stockholders.”

Our common stock is listed on The New York Stock Exchange under the symbol “MBI.” The closing sale price of our common stock on May 15, 2015 was $9.80 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement.

The underwriter has agreed to purchase the common stock from the selling stockholders at a price of $             per share, which will result in $             of proceeds to the selling stockholders before expenses. The underwriter may offer the shares of common stock from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

Subject to the completion of the offering, our subsidiary, National Public Finance Guarantee Corporation (“National”), will repurchase from the underwriter 8,000,000 shares of our common stock that are the subject of this offering at a price per share equal to the price at which the underwriter will purchase such shares from the selling stockholders in this offering. See “Concurrent Company Repurchase of Common Stock.”

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares to purchasers on or about                     , 2015.

BTIG

Prospectus supplement dated May     , 2015

Prospectus Supplement

Prospectus

Neither we, the selling stockholders, nor the underwriter have authorized anyone to provide you with different information or to make any representations other than those contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which it is unlawful to make such offer or solicitation. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of the date such information is presented.

For investors outside the United States: Neither we, the selling stockholders nor the underwriter have done anything that would permit this offering or possession or distribution of this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement and the accompanying prospectus outside of the United States.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document has two parts, a prospectus supplement and an accompanying prospectus dated August 20, 2013. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholders named in a prospectus supplement may, from time to time, offer and sell our common stock in one or more offerings or resales.

Unless otherwise indicated, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “MBIA” and the “Company” are to MBIA Inc. and its subsidiaries. References to “we,” “our” and “us” are to MBIA Inc. or the Company, as the context requires. References to the “MBIA Corp.” are to MBIA Insurance Corporation and its subsidiaries.

The accompanying prospectus provides you with a general description of our common stock, which the selling stockholders may offer pursuant to this prospectus supplement. This prospectus supplement, which describes certain matters relating to us and the specific terms of this offering of shares of our common stock, adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. Any statement that we make in the accompanying prospectus will be modified or superseded by any inconsistent statement made by us in this prospectus supplement.

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. This information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC, to the extent incorporated by reference, will automatically update and supersede this information. See “Incorporation by Reference.” You should read both this prospectus supplement and the accompanying prospectus together with the additional information incorporated by reference herein or therein, including all documents described under the headings “Incorporation by Reference” and “Where You Can Find Additional Information” in the accompanying prospectus before investing in our common stock.

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FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus includes statements that are not historical or current facts and are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe”, “anticipate”, “project”, “plan”, “expect”, “estimate”, “intend”, “will likely result”, “looking forward”, or “will continue” and similar expressions identify forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only to their respective dates. We undertake no obligation to publicly correct or update any forward-looking statement if we later become aware that such result is not likely to be achieved.

The following are some of the factors that could affect financial performance or could cause actual results to differ materially from estimates contained in or underlying the Company’s forward-looking statements:

•	increased credit losses or impairments on public finance obligations we insure issued by state, local and territorial governments and finance authorities that are experiencing fiscal stress;

•	the possibility that loss reserve estimates are not adequate to cover potential claims;

•	a disruption in the cash flow from our subsidiaries or an inability to access the capital markets and our exposure to significant fluctuations in liquidity and asset values within the global credit markets as a result of collateral posting requirements;

•	our ability to fully implement our strategic plan, including our ability to maintain high stable ratings for National and generate investor demand for our financial guarantees;

•	deterioration in the economic environment and financial markets in the United States or abroad, and adverse developments in European sovereign credit performance, real estate market performance, credit spreads, interest rates and foreign currency levels;

•	the possibility that MBIA Insurance Corporation (“MBIA Corp.”) will have inadequate liquidity to pay expected claims as a result of increased losses on transactions or a delay or failure in collecting expected recoveries;

•	the effects of governmental regulation, including insurance laws, securities laws, tax laws, legal precedents and accounting rules; and

•	uncertainties that have not been identified at this time.

Additional information concerning these and other factors is contained in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2014 (the “2014 Form 10-K”) and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, incorporated by reference in this prospectus supplement and the accompanying prospectus, and the risk factors or uncertainties listed in the section entitled “Risk Factors” in this prospectus supplement.

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SUMMARY

The following summary highlights selected information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. We encourage you to read this prospectus supplement and the accompanying prospectus in their entirety, including the documents incorporated by reference herein, especially the risks of investing in our common stock discussed under “Risk Factors” contained herein and “Item 1A—Risk Factors” in the 2014 Form 10-K, all of which are incorporated by reference into this prospectus supplement and the accompanying prospectus as well as the consolidated financial statements and notes to those consolidated financial statements incorporated by reference herein.

MBIA Inc.

MBIA Inc., together with its consolidated subsidiaries, operates one of the largest financial guarantee insurance businesses in the industry and was a provider of asset management and advisory services. MBIA manages three operating segments: 1) U.S. public finance insurance; 2) international and structured finance insurance; and 3) corporate. The Company’s U.S. public finance insurance business is primarily operated through National and its subsidiaries and its international and structured finance insurance business is primarily operated through MBIA Corp. and its subsidiaries.

Prior to 2015, MBIA managed two other operating segments, advisory services and conduit. The advisory services segment was primarily operated through Cutwater Holdings, LLC and its subsidiaries (“Cutwater”). Effective on January 1, 2015, the Company exited its advisory services business through the sale of Cutwater. During the second quarter of 2014, the Company dissolved its conduit segment through the liquidation of Meridian Funding Company, LLC.

MBIA Inc.’s executive office is located at 1 Manhattanville Road, Suite 301, Purchase, New York, 10577 and its telephone number is (914) 765-3945.

Share Repurchase

Subject to the completion of this offering, our subsidiary, National, will repurchase from the underwriter 8,000,000 shares of our common stock that are the subject of this offering at a price per share equal to the price at which the underwriter will purchase such shares from the selling stockholders in this offering. We refer to this transaction as the “share repurchase.”

The share repurchase was approved by our board of directors (our “Board of Directors”) and by the Affiliate Transactions Committee of our Board of Directors and by the board of directors of National. Following the share repurchase, if National repurchases the shares, National will hold the repurchased shares as investments. National intends to fund the share repurchase with available cash on hand.

This description and the other information in this prospectus supplement regarding the share repurchase are included in this prospectus supplement solely for informational purposes. Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, any of our common stock subject to the share repurchase. See “Concurrent Company Repurchase of Common Stock.”

The Offering

Issuer	MBIA Inc.

Common Stock Offered by the Selling Stockholders	27,250,000 shares

Common Stock Outstanding after this Offering and the Concurrent Share Repurchase	181,668,923 shares

NYSE Symbol for Our Common Stock	Our common stock is listed on The New York Stock Exchange under the symbol “MBI.”

Concurrent Share Repurchase	Subject to the completion of this offering, our subsidiary, National, will repurchase from the underwriter 8,000,000 shares of our common stock that are the subject of this offering at a price per share equal to the price at which the underwriter will purchase such shares from the selling stockholders in this offering. See “Concurrent Company Repurchase of Common Stock.”

Use of Proceeds	We will not receive any proceeds from the sale of our common stock by the selling stockholders.

Risk Factors	See “Risk Factors” and other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein for a discussion of factors you should carefully consider before deciding whether to invest in shares of our common stock.

Dividend Policy	We did not declare or pay dividends on our common stock in 2014, 2013 or 2012 and do not expect to pay dividends on our common stock for the foreseeable future. Any payment of dividends will be at the discretion of our Board of Directors and will depend on various factors. See “Dividend Policy.”

As of May 5, 2015, we had 181,668,923 outstanding shares of common stock, excluding:

•	2,385,300 shares of common stock issuable upon exercise of options outstanding as of May 5, 2015 at a weighted average exercise price of $7.72 per share;

•	11,852,875 shares of common stock issuable upon exercise of warrants outstanding as of May 5, 2015 at a weighted average exercise price of $9.59 per share;

•	5,812,510 shares of common stock reserved for future issuance under the MBIA Inc. 2005 Omnibus Incentive Plan; and

•	204,263 shares of common stock reserved for future issuance under the MBIA Inc. 2005 Non-Employee Director Deferred Compensation Plan.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before you make your investment decision, you should carefully consider all the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. In particular, we urge you to consider carefully the risks and uncertainties discussed in “Item 1A—Risk Factors” of the 2014 Form 10-K incorporated by reference herein. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also materially and adversely affect our business operations. Our business, financial condition, results of operations and prospects could be materially adversely affected by any of these risks. Our risk factors are grouped into categories and presented in the following order: “Risks Related to our Business” and “Risks Related to the Offering and Our Common Stock.”

Risks Related to our Business

Insured Portfolio Loss Related Risk Factors

Some of the state, local and territorial governments and finance authorities that issue public finance obligations we insure are experiencing unprecedented fiscal stress that could result in increased credit losses or impairments on those obligations.

We have historically experienced low levels of defaults in our United States (“U.S.”) public finance insured portfolio, including during the financial crisis that began in mid-2007. Although the financial condition of many state, local and territorial governments and finance authorities that issue the obligations we insure has improved since the financial crisis, some issuers continue to report fiscal stress that has required them to significantly raise taxes or cut spending in order to satisfy their obligations. In particular, certain jurisdictions have significantly underfunded pension liabilities which are placing additional stress on their finances and are particularly challenging to restructure either through negotiation or under Chapter 9 of the United States Bankruptcy Code. If the issuers of the obligations in our public finance portfolio are unable to raise taxes, cut spending, or receive state or federal assistance, we may experience losses or impairments on those obligations, which could materially and adversely affect our business, financial condition and results of operations. This severe financial stress could result in more Chapter 9 proceedings in states where municipal issuers are permitted to seek bankruptcy protection. In these proceedings, which remain rare, the resolution of bondholder claims (and by extension those of bond insurers) remains uncertain and subject to further litigation in several pending cases.

Loss reserve estimates and credit impairments are subject to additional uncertainties and loss reserves may not be adequate to cover potential claims.

The financial guarantees issued by our insurance companies insure the financial performance of the obligations guaranteed over an extended period of time, in some cases over 30 years, under policies that we have, in most circumstances, no right to cancel. We do not use traditional actuarial approaches to determine our loss reserves. The establishment of the appropriate level of loss reserves is an inherently uncertain process involving numerous estimates and subjective judgments by management, and therefore, there can be no assurance that actual paid claims in our insured portfolio will not exceed its loss reserves. If our loss reserves are not adequate to cover actual paid claims, our results of operations and financial condition could be materially adversely affected.

Additionally, we use both internal models as well as models generated by third-party consultants and customized by us to project future paid claims on our insured portfolio and establish loss reserves. Since our insured credit derivatives have similar terms, conditions, risks, and economic profiles to our financial guarantee insurance policies, we evaluate them for impairment periodically in the same way that we estimate loss and LAE for our financial guarantee policies. There can be no assurance that the future loss projections based on these models are accurate.

Small changes in the assumptions underlying these estimates could significantly impact loss expectations. For example, our loss reserves are discounted to a net present value reflecting MBIA’s general obligation to pay claims over time and not on an accelerated basis. Risk-free rates are used to discount our loss reserves under accounting principles generally accepted in the U.S., and the yield-to-maturity of each insurer’s investment portfolio as of year-end is used to discount each insurer’s loss reserves under statutory accounting principles. Accordingly, changes in the risk-free rates or the yield in our insurers’ investment portfolios may materially impact loss reserves.

Political and economic conditions in the United States, the Eurozone and elsewhere may materially adversely affect our business and results of operations.

As a financial guarantee company, our insured exposures and our results of operations can be materially affected by general economic conditions, both in the U.S. and around the world. General global unrest, fraud, terrorism, catastrophic events, natural disasters, pandemics or similar events could disrupt the economy in the U.S. and other countries where we have insured exposure or operate our businesses. In certain jurisdictions outside the U.S. we face higher risks of governmental intervention through nationalization or expropriation of assets, changes in regulation, an inability to enforce our rights in court or otherwise and corruption, which may cause us to incur losses on the exposures we insure or reputational harm. For a discussion of the Company’s exposure to sovereign debt, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—European Sovereign Debt Exposure” in Part II, Item 7 of the 2014 Form 10-K.

Budget deficits at all levels of government in the U.S., recessions, increases in corporate, municipal, sovereign, sub-sovereign or consumer default rates and other general economic conditions may adversely impact the Company’s prospects for future business, as well as the performance of our insured portfolios and the Company’s investment portfolio. In addition, we are exposed to correlation risk as a result of the possibility that multiple credits will experience losses as a result of any such event or series of events, in particular exposures that are backed by revenues from business and personal travel, such as aircraft securitizations and bonds backed by hotel taxes and car rental fleet securitizations.

Financial modeling involves uncertainty over ultimate outcomes, which makes it difficult to estimate liquidity, potential paid claims, loss reserves and fair values.

The Company uses third-party and internal financial models to estimate liquidity, potential paid claims, loss reserves and fair values. We use internal financial models to conduct liquidity stress-scenario testing to ensure that we maintain cash and liquid securities in an amount in excess of all stress scenario payment requirements. These measurements are performed on a legal entity and operating segment basis. We also rely on financial models, generated internally and supplemented by models generated by third parties, to estimate factors relating to the highly complex securities we insure, including future credit performance of the underlying assets, and to evaluate structures, rights and our potential obligations over time. We also use internal models for ongoing portfolio monitoring and to estimate case basis loss reserves and, where applicable, to report our obligations under our contracts at fair value. We may supplement such models with third-party models or use third-party experts to consult with our internal modeling specialists. Both internal and external models are subject to model risk and there can be no assurance that these models are accurate or comprehensive in estimating our liquidity, potential future paid claims, related loss reserves and fair values or that they are similar to methodologies employed by our competitors, counterparties or other market participants. Estimates of our future paid claims, in particular, may materially impact our liquidity position. In addition, changes to our paid claims, loss reserve or fair value models have been made recently and may be warranted in the future. These changes could materially impact our financial results.

Our risk management policies and procedures may not detect or prevent future losses.

We assess our risk management policies and procedures on a periodic basis. As a result of such assessment, we may take steps to change our internal risk assessment capabilities and procedures, our portfolio management policies, systems and processes and our policies and procedures for monitoring and assessing the performance of our insured portfolio in changing market conditions. There can be no assurance, however, that these steps will be adequate to avoid future losses. In some cases, losses can be substantial, particularly if a loss occurs on a transaction in which we have a large notional exposure or on a transaction structured with large, bullet-type principal maturities.

Strategic Plan Related and Other Risk Factors

An inability to maintain high stable insurer financial strength ratings for National or to generate investor demand for our financial guarantees may adversely affect our results of operations and business prospects.

There is no assurance that we will be able to maintain or increase National’s ratings. Many requirements imposed by the rating agencies in order for our insurance companies to maintain high insurer financial strength ratings are outside of our control, and such requirements may necessitate that we raise additional capital or take other remedial actions in a relatively short time frame in order to achieve or maintain the ratings necessary to attract new business and compete with other financial guarantee insurers and could make the conduct of the business uneconomical. Our inability to raise capital on favorable terms could therefore materially adversely affect our business prospects. Furthermore, no assurance can be given that we will successfully comply with rating agency requirements, that these requirements or the related models and methodologies will not change or that, even if we comply with these requirements, one or more rating agencies will not lower or withdraw its financial strength ratings with respect to any of our insurance companies.

In addition, no assurance can be given that investor demand for our guarantees will increase regardless of our ratings. Finally, our inability to come into compliance with the rating agency and regulatory single risk limits that National exceeds may also prevent us from writing future new business in the categories of risks that were exceeded, in the case of the regulatory limits, or result in an inability to achieve or maintain our desired ratings, in the case of rating agency limits, and may adversely affect our business prospects, and our failure to come into compliance with these guidelines and rules increases the risk of experiencing a large single loss or series of losses.

Future demand for financial guarantee insurance depends on market and other factors that we do not control.

The demand for municipal financial guarantee insurance depends upon many factors, some of which are beyond the control of the Company. Our ability to attract and compete for financial guarantee business in the municipal market is largely dependent on the financial strength ratings assigned to National by one or more of the major rating agencies. It is also affected by the overall amount of new municipal bonds issued as well as level of interest rates and the spread between insured and uninsured bonds. In addition, the perceived financial strength of other financial guarantee insurers also affects demand for financial guarantee insurance. The impact of the financial crisis on certain participants in the financial guarantee industry may have eroded investors’ confidence in the benefits of bond insurance. We do not expect the demand for municipal financial guarantee insurance to regain its former levels in the near term, if ever.

We believe that issuers and investors distinguish among financial guarantors on the basis of various factors, including rating agency assessment, capitalization, size, insured portfolio concentration and financial performance. These distinctions may result in differentials in trading levels for securities insured by particular financial guarantors which, in turn, may provide a competitive advantage to those financial guarantors with better trading characteristics. In addition, various investors may, due to regulatory or internal guidelines, lack additional capacity to purchase securities insured by certain financial guarantors, which may provide a competitive advantage to guarantors with fewer insured obligations outstanding. Differentials in trading values or investor capacity constraints that do not favor us would have an adverse effect on our ability to attract new business at appropriate pricing levels.

Competition may have an adverse effect on our businesses.

National faces competition from other financial guarantee insurance companies and other forms of credit enhancement, including senior-subordinated structures, credit derivatives, letters of credit and guarantees (for example, mortgage guarantees where pools of mortgage loans secure debt service payments) provided by banks and other financial institutions. We have observed increased competition for business among the active financial guarantors, and opportunities to write new business with attractive returns may be limited. Increased competition, either in terms of price, alternative structures, or the emergence of new providers of credit enhancement, could have an adverse effect on our insurance companies’ business prospects.

Downgrades of the ratings of securities that we insure may materially adversely affect our business, results of operations and financial condition.

Individual credits in our insured portfolio (including potential new credits) are assessed a rating agency “capital charge” based on a variety of factors, including the nature of the credits’ risk types, underlying ratings, tenor and expected and actual performance. In the event of an actual or perceived deterioration in creditworthiness, a reduction in the underlying rating or a change in the rating agency capital methodology, we may be required to hold more capital in reserve against credits in the insured portfolio, regardless of whether losses actually occur, or against potential new business. Significant reductions in underlying ratings of credits in an insured portfolio can produce significant increases in assessed “capital charges.” There can be no assurance that each of our insurance company’s capital position will be adequate to meet any increased rating agency reserve requirements or that each insurance company will be able to secure additional capital necessary to support increased reserve requirements, especially at a time of actual or perceived deterioration in creditworthiness of new or existing credits. Unless we were able to increase available capital, an increase in capital charges could reduce the amount of capital available to support our ratings and could have an adverse effect on our ability to write new business.

Regulatory change could adversely affect our businesses, and regulations limit investors’ ability to effect a takeover or business combination that shareholders might consider in their best interests.

The financial guarantee insurance industry has historically been and will continue to be subject to the direct and indirect effects of governmental regulation, including insurance laws, securities laws, tax laws, legal precedents and accounting rules affecting asset-backed and municipal obligations, as well as changes in those laws. These laws limit investors’ ability to affect a takeover or business combination without the approval of our insurance regulators, and the failure to comply with applicable laws and regulations could expose our insurance companies, their directors or shareholders to fines, the loss of their insurance licenses, and the inability to engage in certain business activity, as the case may be. In addition, future legislative, regulatory or judicial changes could adversely affect National’s ability to pursue business, materially impacting our financial results.

While it is not possible to predict if new laws, regulations or interpretations will be enacted or the impact they would have, any changes to such laws and regulations or the New York State Department of Financial Services’ (“NYSDFS”) interpretation thereof could subject us to further restrictions on the type of business that it is authorized to insure, especially in the structured finance area. Any such restrictions could have a material effect on the amount of premiums that we earn in the future. Additionally, any changes to such laws and regulations could subject our insurance companies to increase reserving and capital requirements or more stringent regulation generally, which could materially adversely affect our financial condition, results of operations and future business. Finally, changes to accounting standards and regulations may require modifications to our accounting methodology, both prospectively and for prior periods; and such changes could have an adverse impact on our reported financial results and/or make it more difficult for investors to understand the economics of our business, and may thus influence the types or volume of business that we may choose to pursue.

Interruption in telecommunication, information technology and other operational systems, or a failure to maintain the security, confidentiality or privacy of sensitive data residing on such systems, could harm our business.

We depend heavily on our telecommunication, information technology and other operational systems and on the integrity and timeliness of data we use to run our businesses. These systems may fail to operate properly or become disabled as a result of events or circumstances wholly or partly beyond our control. Further, we face the risk of operational and technology failures by others, including various financial intermediaries and of vendors and parties to which we outsource the provision of services or business operations. If these parties do not perform as anticipated, we may experience operational difficulties, increased costs and other adverse effects on our business.

Despite our implementation of a variety of security measures, our information technology and other systems could be subject to physical or electronic break-ins, unauthorized tampering or other security breaches, resulting in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to clients or transaction counterparties. We recently reported that information related to a specific group of clients at Cutwater had been inappropriately accessed via the internet. We have concluded our investigation of this incident and confirmed that although certain client information was improperly accessed, there were no unauthorized transactions or client account activity. Moreover, the event did not have a material adverse effect on our business.

Interruption in telecommunication, information technology and other operational systems, or a failure to maintain the security, confidentiality or privacy of sensitive data residing on such systems, whether due to actions by us or others, could delay or disrupt our ability to do business, harm our reputation, subject us to regulatory sanctions and other claims, lead to a loss of clients and revenues and otherwise adversely affect our business.

Any material impairment in the Company’s future taxable income can affect the recoverability of our deferred tax assets.

The basis for evaluating the recoverability of a deferred tax asset is the existence of future taxable income of appropriate character. To the extent that the Company’s ability to recognize future taxable income from its existing insurance portfolio through scheduled premium earnings and net investment income becomes impaired, the recoverability of certain deferred tax assets may be materially affected by a corresponding increase to its valuation allowance.

Private litigation claims could materially adversely affect our reputation, business, results of operations and financial condition.

As further set forth in “Note 21: Commitments and Contingencies” in the Notes to Consolidated Financial Statements of MBIA Inc. and Subsidiaries in Part II, Item 8 of the 2014 Form 10-K, the Company and/or its subsidiaries are named as defendants in certain litigations, and in the ordinary course of business, may be a defendant in or party to a new or threatened legal action. Although the Company intends to vigorously defend against any current or future action, any adverse ultimate outcome could result in a loss and/or have a material adverse effect on our reputation, business, results of operations or financial condition.

The Company is dependent on key executives and the loss of any of these executives, or its inability to retain other key personnel, could adversely affect its business.

The Company’s success substantially depends upon its ability to attract and retain qualified employees and upon the ability of its senior management and other key employees to implement its business strategy. The Company believes there are only a limited number of available qualified executives in the business lines in which the Company competes. Although the Company is not aware of any planned departures, the Company relies substantially upon the services of Joseph W. Brown, Chief Executive Officer, and other senior executives. There is no assurance that the Company will be able to retain the services of key executives. The loss of the services of any of these individuals or other key members of the Company’s management team could adversely affect the implementation of its business strategy.

A different view of the Internal Revenue Service from our current tax treatment of realized losses relating to insured CDS contracts can adversely affect our financial position.

As part of the Company’s financial guarantee business, we have insured credit derivative contracts that were entered into by LaCrosse Financial Products, LLC with various financial institutions. We treat these insured derivative contracts as insurance contracts for statutory accounting purposes, which is the basis for computing U.S. federal taxable income. As such, the realized losses in connection with an insured event are considered loss reserve activities for tax purposes. Because the federal income tax treatment of CDS contracts is an unsettled area of tax law, in the event that the Internal Revenue Service has a different view with respect to the tax treatment, our results of operations and financial condition could be materially adversely affected.

An ownership change under Section 382 of the Internal Revenue Code can have adverse tax consequences.

In connection with transactions in our shares from time to time, we may in the future experience an “ownership change” within the meaning of Section 382 of the Internal Revenue Code. In general terms, an ownership change may result from transactions increasing the aggregate ownership of certain stockholders in our stock by more than 50 percentage points over a testing period (generally three years). If an ownership change were to occur, our ability to use certain tax attributes, including certain losses, credits, deductions or tax basis, may be limited. Calculating whether a Section 382 ownership change has occurred is subject to uncertainties, including the complexity and ambiguity of Section 382 and limitations on a publicly traded company’s knowledge as to the ownership of, and transactions in, its securities. The Company performs detailed calculations during each quarter to determine if an ownership change has occurred and, based on the Company’s current methodology of calculation, a Section 382 ownership change has not taken place.

If our insurance companies become subject to regulatory action.

Our insurance companies are subject to various statutory and regulatory restrictions that require them to maintain qualifying investments to support their reserves and minimum surplus. Furthermore, our insurance companies may be restricted from making commutation or other payments if doing so would cause them to fail to meet such requirements, and the NYSDFS may impose other remedial actions on us as described further below to the extent the Company does not meet such requirements.

Additionally, under New York law, the Superintendent of the NYSDFS may apply for an order directing the rehabilitation or liquidation of a domestic insurance company under certain circumstances, including upon the insolvency of the company, if the company has willfully violated its charter or New York law or if the company is found, after examination, to be in such condition that further transaction of business would be hazardous to its policyholders, creditors or the public. The Superintendent of the NYSDFS may also suspend an insurer’s license, restrict its license authority, or limit the amount of premiums written in New York if, after a hearing, the Superintendent of the NYSDFS determines that the insurer’s surplus to policyholders is not adequate in relation to its outstanding liabilities or financial needs. If the Superintendent of the NYSDFS were to take any such action with respect to MBIA Corp., it would likely result in the reduction or elimination of the payment of dividends to MBIA Inc. from MBIA Corp.

Capital, Liquidity and Market Related Risk Factors

We are a holding company and rely to a significant degree on cash flow from our principal operating subsidiaries and access to third party capital. A disruption in the cash flow from our subsidiaries or an inability to access capital could adversely affect our business, operating results and financial condition and ultimately adversely affect liquidity.

As a holding company MBIA Inc. is largely dependent on dividends, payments under our tax sharing agreement and advances in the form of intercompany loans from its subsidiaries to pay principal and interest on our indebtedness, make capital investments in our subsidiaries and pay dividends, to the extent payable, on our capital stock, among other items. We expect that for the foreseeable future National will be the predominant source of dividends and tax sharing agreement payments. National is subject to various statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that it may pay to us. See “New York State Dividend Limitations” in Part 1, Item 1 and “Note 14: Insurance Regulations and Dividends” in the Notes to Consolidated Financial Statements of MBIA Inc. and Subsidiaries in Part II, Item 8 of the 2014 Form 10-K for a further discussion of dividends.

We may also from time to time seek to raise capital from external sources. The Company’s access to external sources of financing, as well as the cost of such financing, is dependent on various factors, including (i) the long-term debt ratings of the Company, (ii) expected dividends from our subsidiaries, (iii) the insurance financial strength ratings, financial condition and long-term business prospects of our insurance companies, (iv) the perceptions of the financial strength of our insurance companies and MBIA Inc. and (v) the outcome of our undertakings to collect excess spread and recoveries in connection with ineligible mortgage loans in our insured RMBS securitizations. Our debt ratings are influenced by numerous factors, either in absolute terms or relative to our peer group, such as financial leverage, balance sheet strength, capital structure and earnings trends. If we cannot obtain adequate capital on favorable terms or at all, our business, future growth, operating results and financial condition could be adversely affected.

To the extent that we are unable to access external capital, our insurance companies may not have sufficient liquidity to meet their obligations, will have less capacity to write business and may not be able to pay dividends to us without experiencing adverse rating agency action. Consequently, our inability to maintain access to capital on favorable terms could have an adverse impact on our ability to pay losses and debt obligations, to pay dividends on our capital stock, to pay principal and interest on our indebtedness, to pay our operating expenses and to make capital investments in our subsidiaries. In addition, future capital raises for equity or equity-linked securities could result in dilution to the Company’s shareholders. In addition, some securities that the Company could issue, such as preferred stock or securities issued by the Company’s operating subsidiaries may have rights, preferences and privileges that are senior to those of its common shares.

We have substantial indebtedness and may incur substantial additional indebtedness, which could adversely affect our financial condition, access to financing, financial flexibility and capacity to meet obligations.

As of December 31, 2014 and 2013, the combined net debt of MBIA Inc.’s corporate segment, which primarily comprised long-term debt, MTNs, investment agreements and derivative liabilities net of cash and investments at amortized cost and a tax receivable from subsidiaries, totaled $740 million and $1.0 billion, respectively. The Company expects that MBIA Inc. will generate sufficient cash to satisfy its net debt over time from distributions from its operating subsidiaries or by raising third-party capital, although there can be no assurance that such factors will generate sufficient cash to satisfy its net debt. Our substantial indebtedness and other liabilities could have material consequences, including:

•	our ability to obtain additional financing for working capital, capital expenditures, acquisitions, debt service requirements or general corporate purposes;

•	a large portion of MBIA Inc.’s financial resources must be dedicated to the payment of principal and interest on our debt, thereby reducing the funds available to us for other purposes;

•	it may be more difficult for us to satisfy our obligations to our creditors, resulting in possible defaults on, and acceleration of, such debt;

•	we may be more vulnerable to general adverse economic and industry conditions;

•	our ability to refinance debt may be limited or the associated costs may increase;

•	our flexibility to adjust to changing market conditions could be limited, or we may be prevented from carrying out capital spending that is necessary or important to our growth strategy and efforts to improve operating margins of our businesses; and

•	we are exposed to the risk of fluctuations in interest rates and foreign currency exchange rates because a portion of our liabilities are at variable rates of interest or denominated in foreign currencies.

Adverse developments in the credit markets may materially and adversely affect MBIA Inc.’s ability to post collateral and meet other liquidity needs.

Currently, the majority of the cash and securities of MBIA Inc. is pledged against investment agreement liabilities, intercompany financing arrangements and derivatives, which limit its ability to raise liquidity through asset sales. If market value or rating eligibility of the assets which are pledged against MBIA Inc.’s obligations were to decline, we would be required to pledge additional eligible assets in order to meet minimum required collateral amounts against these liabilities. In such event, we may sell assets, potentially with substantial losses, finance unencumbered assets through intercompany facilities, or use free cash or other assets, although there can be no assurance that these strategies will be available or adequate to meet liquidity requirements.

Changes in interest rates and foreign currency exchange rates could adversely affect our financial condition and future business.

Increases in prevailing interest rate levels can adversely affect the value of MBIA’s investment portfolio and, therefore, our financial condition. In the event that investments must be sold in order to make payments on insured exposures or other liabilities, such investments would likely be sold at discounted prices. Lower interest rates can also result in lower net interest income since a substantial portion of assets are now held in cash and cash equivalents given the increased focus on liquidity. Additionally, in the insurance operations, increasing interest rates could lead to increased credit stress on transactions in our insured portfolio, while a decline in interest rates could result in larger loss reserves on a present value basis.

While we are not currently writing a meaningful amount of new financial guarantee insurance, we expect to do so in the future. Prevailing interest rate levels can affect demand for financial guarantee insurance. Lower interest rates are typically accompanied by narrower spreads between insured and uninsured obligations. The purchase of insurance during periods of relatively narrower interest rate spreads will generally provide lower cost savings to the issuer than during periods of relatively wider spreads. These lower cost savings could be accompanied by a corresponding decrease in demand for financial guarantee insurance. Increased interest rates may decrease attractiveness for issuers to enter into capital markets transactions, resulting in a corresponding decreasing demand for financial guarantee insurance in the future.

In addition, the Company is exposed to foreign currency exchange rate fluctuation risk in respect of assets and liabilities denominated in currencies other than U.S. dollars. In addition to insured liabilities denominated in foreign currencies, some of the remaining liabilities in our corporate segment are denominated in currencies other than U.S. dollars and the assets of our corporate segment are predominantly denominated in U.S. dollars. Accordingly, the weakening of the U.S. dollar versus foreign currencies could substantially increase our potential obligations and statutory capital exposure. Conversely, the Company makes investments denominated in a foreign currency and the weakening of the foreign currency versus the U.S. dollar will diminish the value of such non-U.S. dollar denominated asset. Exchange rates have fluctuated significantly in recent periods and may continue to do so in the future, which could adversely impact the Company’s financial position, results of operations and cash flows.

MBIA Corp. Risk Factors

MBIA Corp. insures certain transactions that continue to perform poorly, in particular RMBS transactions that include a substantial number of ineligible mortgage loans, and increased losses or a delay or failure in collecting expected recoveries may materially and adversely affect its financial condition and results of operations.

MBIA Corp. insures certain structured finance transactions that remain volatile and could result in additional losses, which could be substantial, including RMBS, CDOs, CMBS pools and CRE transactions. These transactions are also subject to servicer risk, which relates to problems with the transaction servicer (the entity which is responsible for collecting the cash flow from the asset pool) that could affect the servicing and performance of the underlying assets. Furthermore, MBIA Corp. has recorded expected recoveries on second-lien RMBS, and the timing and amount of those recoveries could change. Increased losses or a delay or failure in collecting expected recoveries may materially and adversely affect MBIA Corp.’s financial condition and results of operations.

With respect to RMBS transactions, MBIA Corp. continues to be exposed to risk of losses as a result of poor performance of ineligible loans included in its insured second-lien RMBS transactions, including transactions where it has reached settlements with the sellers/servicers but continues to insure the transactions. Losses in these transactions and in other transactions due to the inclusion of ineligible loans could continue. MBIA Corp. has also recorded significant loss reserves on its first-lien RMBS and CDO exposures, and there can be no assurance that these reserves will be sufficient, in particular if the economy deteriorates.

With respect to insured CDS contracts that are backed by structured CMBS pools and CRE CDOs, MBIA Corp. has experienced ratings erosion in the total CMBS collateral underlying its insured static pools. During 2013 and 2014, MBIA Corp. paid claims on a CMBS pool transaction which experienced deterioration such that all of the deductible was eliminated, and we expect to experience additional claims on this transaction in the future. Ultimate loss rates on these transactions remain uncertain. It is possible that MBIA Corp. will experience severe losses or near-term liquidity needs on its insured commercial real estate transactions, in particular if the economy does not continue to improve, there is a new recession, increased delinquencies, higher levels of liquidations of delinquent loans, or higher severities of loss upon liquidation.

MBIA Corp. has also recorded significant recoveries related to its second-lien RMBS losses, and there can be no assurance as to the timing or amount of collections. As of December 31, 2014, we recorded expected receipts of $523 million (on a present value basis) from excess spread (the difference between interest inflows on assets and interest outflows on liabilities) in our second-lien RMBS transactions, in reimbursement of our past and future expected claims. Of this amount, $496 million is included in “Insurance loss recoverable” and $27 million is included in “Loss and loss adjustment expense reserves” on the Company’s consolidated balance sheets. The amount of excess spread depends on future interest rates, borrower refinancing and defaults and mortgage insurance payments. There can be no assurance that this recovery will be received in its entirety or in the expected timeframe.

In addition, the Company is also pursuing claims related to ineligible loans securitized by Credit Suisse and included in a home equity mortgage trust securitization. The Company’s assessment of the ineligibility of individual mortgage loans has been challenged by Credit Suisse in litigation and there is no assurance that the Company’s determinations will prevail, or that the Company will be successful in collecting its estimated recoveries. The litigation may take several years to resolve, during which time we will be required to pay losses on the subject transaction.

Continuing elevated loss payments and delay or failure in realizing expected recoveries on insured RMBS transactions as well as certain other factors may materially and adversely affect MBIA Insurance Corporation’s ability to meet liquidity needs and could cause the NYSDFS to put MBIA Insurance Corporation into a rehabilitation or liquidation proceeding if it is not able to pay expected claims.

As an insurance company, MBIA Insurance Corporation is particularly sensitive to the risk that it will not have sufficient resources to meet contractual payment obligations when due or to make settlement payments in order to terminate insured exposures to avoid losses. Management’s expected liquidity and capital forecasts for MBIA Insurance Corporation for 2014 reflect adequate resources to pay expected claims. However, there is risk to the liquidity forecast as the Company’s remaining insured exposures are potentially volatile. There are risks to the capital forecast due to those potential liabilities, potential volatility in the collection of excess spread and the remaining put-back recoverable, and potential volatility associated with remaining ABS CDO exposures.

Further, the remaining insured portfolio, aside from these exposures, could deteriorate and result in loss reserves and claim payments, including claims on insured exposures that in some cases may require large bullet payments. While management believes MBIA Insurance Corporation will have adequate resources to pay expected claims, if it experiences higher than expected claims payments or is unable collect expected recoveries, it may ultimately have insufficient resources to continue paying claims, which could cause the NYSDFS to put MBIA Insurance Corporation into a rehabilitation or liquidation proceeding. We do not believe that a rehabilitation or liquidation proceeding of MBIA Corp. by NYSDFS would have any significant long-term liquidity impact on MBIA Inc. or result in a liquidation or similar proceeding of MBIA UK. An MBIA Insurance Corporation rehabilitation or liquidation proceeding could accelerate certain of the Company’s other obligations and have other adverse consequences, such as the loss of control of MBIA Insurance Corporation and the imposition of unplanned expenses.

Revenues and liquidity would be adversely impacted by a decline in realization of installment premiums.

Due to the installment nature of a significant percentage of its premium income, MBIA Corp. has an embedded future revenue stream. The amount of installment premiums actually realized by MBIA Corp. could be reduced in the future due to factors such as not insuring new transactions, early termination of insurance contracts, accelerated prepayments of underlying obligations, commutation of existing financial guarantee insurance policies or non-payment. Such a reduction would result in lower revenues and reduced liquidity.

Risks Related to the Offering and Our Common Stock

The price of our common stock may fluctuate significantly, and this may make it difficult for you to resell any common stock when you want or at prices you find attractive.

The price of our common stock on The New York Stock Exchange fluctuates. We expect that the market price of our common stock will continue to fluctuate, perhaps significantly. We cannot assure you that an active public market for our common stock will be sustained. In the absence of a public trading market, you may not be able to liquidate your investment in our common stock. Among the factors that could affect our stock price are:

•	our ability to implement our strategic plan;

•	changes in the Company’s or National’s credit ratings;

•	the business environment, including our operating results;

•	our ability to access capital and our liquidity needs and constraints;

•	changes in management and other personnel;

•	developments in the financial markets;

•	changes in expectations as to our future financial performance, including financial estimates by securities analysts and investors;

•	any shortfall in revenue or increase in losses from levels expected by securities analysts;

•	developments generally affecting our industry;

•	announcements by us or our competitors of significant transactions, acquisitions, joint marketing relationships, joint ventures or capital commitments;

•	perceived dilution from stock issuances for acquisitions and other transactions;

•	the initiation of an MBIA Corp. rehabilitation or liquidation proceeding;

•	developments in our pursuit of loan put-back recoveries; and

•	losses in our insured portfolios, in particular those due to the performance of CLOs and CDOs, including multi-sector and CMBS pools and CRE CDOs and RMBS.

Furthermore, stock prices for many companies fluctuate widely for reasons that may be unrelated to their operating results. Those fluctuations and general economic, political and market conditions, such as recessions, terrorist or other military actions, or international currency fluctuations, as well as public perception of equity values of publicly traded companies may adversely affect the market price of our common stock. In particular, we cannot assure you that you will be able to resell your shares of our common stock at or above the price you paid for them. The stock markets have experienced extreme volatility in recent years that has been unrelated to the operating performance of particular companies. In the past, following periods of volatility in the market price of a company’s securities, class action litigation has often been instituted against such company. Any litigation of this type brought against us could result in substantial costs and a diversion of our management’s attention and resources, which would harm our business, operating results and financial condition.

Future sales of shares by existing stockholders could cause our stock price to decline.

Sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur, could cause the market price of our common stock to decline. Based on shares outstanding as of May 5, 2015 we have 181,668,923 outstanding shares of common stock, a large portion of which are freely tradeable without restriction under the Securities Act unless held by “affiliates,” as that term is defined in Rule 144 under the Securities Act. The remaining shares of common stock outstanding as of May 5, 2015 are restricted securities within the meaning of Rule 144 under the Securities Act, but will be eligible for resale subject, in certain cases, to applicable volume, means of sale, holding period and other limitations of Rule 144 or pursuant to an exception from registration under Rule 701 under the Securities Act. In connection with our initial public offering, we filed registration statements under the Securities Act to register the shares of common stock to be issued under our equity compensation plans and, as a result, all shares of common stock acquired upon exercise of stock options granted under our plans are also freely tradable under the Securities Act, unless purchased by our affiliates. As of May 5, 2015, there were stock options outstanding to purchase a total of 2,385,300 shares of our common stock and warrants outstanding to purchase a total of 11,852,875 shares of our common stock. In addition, 5,812,510 shares of common stock are reserved for issuance under the MBIA Inc. 2005 Omnibus Incentive Plan and 204,263 shares of common stock are reserved for issuance under the MBIA Inc. 2005 Non-Employee Director Deferred Compensation Plan.

Upon the completion of this offering and the share repurchase, it is expected that an aggregate of approximately 11.16% of our issued and outstanding shares will continue to be held by affiliates of Warburg Pincus LLC (“Warburg Pincus”). Pursuant to an investment agreement (the “Investment Agreement”) that we are party to with Warburg Pincus, after the expiration of the lock-up agreements related to this offering, subject to certain exceptions and automatic extensions in certain circumstances, Warburg Pincus may require us to file one or more additional prospectus supplements for the sale of additional shares. Registration of such shares would allow Warburg Pincus to immediately sell the shares into the public market and shares that are sold pursuant to any such registration statement would become eligible for sale without restriction by persons other than our affiliates. Sales of a substantial amount of our common stock into the public market following this offering, or the perception that these sales could occur, could cause the market price of our common stock to decline.

Future offerings of debt or equity securities, which could rank senior to our common stock, may adversely affect the market price of our common stock.

If, in the future, we decide to issue debt or equity securities that rank senior to our common stock, it is likely that such securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock and may result in dilution to owners of our common stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of our common stock will bear the risk of our future offerings reducing the market price of our common stock and diluting the value of their stock holdings in us.

Warburg Pincus enjoys certain gross-up and anti-dilution rights in the event of certain equity offerings by the Company. Such rights may impact the value of common stock.

Under the Investment Agreement, Warburg Pincus, which beneficially owns more than 10% of the Company’s outstanding stock, enjoys certain gross up and anti-dilution rights in the event of certain equity offerings by the Company. Pursuant to the Investment Agreement, Warburg Pincus currently holds warrants to purchase 1,910,417 shares of MBIA common stock at an exercise price of $9.59 per share. If the anti-dilution provisions in the warrants are triggered by an offering, the number of shares of common stock that Warburg Pincus is entitled to purchase pursuant to the warrants would be increased. In addition, under the Investment Agreement, we are required to offer Warburg Pincus the right to purchase shares at the same price and on the same terms as the shares are offered to others in an amount that would enable Warburg Pincus to maintain its pre-offering beneficial ownership percentage of our common stock. If Warburg Pincus exercises these gross-up rights in an equity offering, MBIA may be required to issue more shares of common stock than otherwise contemplated. This may impact the value of your investment in MBIA’s common stock.

We currently do not intend to pay dividends on our common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We currently do not intend to pay any dividends on our common stock, in cash or otherwise. In addition, our insurance companies are subject to various statutory and regulatory restrictions applicable to insurance companies generally, that limit the amount of dividends, loans and advances those subsidiaries may pay to us. In addition, Connecticut law may impose requirements that may restrict our ability to pay dividends to holders of our common stock. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares. See “Dividend Policy.”

Additional issuances of equity securities by us would dilute the ownership of our existing stockholders and could reduce our earnings per share.

We may issue equity in the future in connection with capital raisings, debt exchanges, acquisitions, strategic transactions, litigation settlements or for other purposes. To the extent we issue substantial additional equity securities, the ownership of our existing stockholders would be diluted and our earnings per share could be reduced.

If securities analysts stop publishing research or reports about us or our business or if they downgrade our common stock, the market price of our common stock could decline.

The market for our common stock relies in part on the research and reports that industry or financial analysts publish about us or our business. We do not control these analysts. If any analyst who covers us downgrades our stock or lowers its future stock price targets or estimates of our operating results, our stock price could decline rapidly. Furthermore, if any analyst ceases to cover our company, we could lose visibility in the market, which in turn could cause the market price of our common stock to decline.

USE OF PROCEEDS

The selling stockholders will receive all of the net proceeds from the sale of shares of our common stock offered by them pursuant to this prospectus supplement and the accompanying prospectus. We will not receive any proceeds from the sale of these shares of our common stock. The selling stockholders will bear the expense of any underwriting commissions and discounts attributable to their sale of our common stock and the Company will bear the remaining expenses. See “Selling Stockholders.”

CONCURRENT COMPANY REPURCHASE OF COMMON STOCK

Subject to the completion of this offering, our subsidiary, National, will repurchase from the underwriter 8,000,000 shares of our common stock that are the subject of this offering at a price per share equal to the price at which the underwriter will purchase such shares from the selling stockholders in this offering.

The share repurchase was approved by our Board of Directors and by the Affiliate Transactions Committee of our Board of Directors and by the board of directors of National. Following the share repurchase, if National repurchases the shares, National will hold the repurchased shares as investments. National intends to fund the share repurchase with available cash on hand.

PRICE RANGE OF COMMON STOCK

Our common stock is traded on the New York Stock Exchange under the symbol “MBI.” The following table sets forth, for the periods indicated, the high and the low intraday sales prices per share of our common stock on the New York Stock Exchange.

	Common Stock Price
	High	Low
Year ended 2012:
First Quarter	$13.50	$9.26
Second Quarter	$10.83	$8.04
Third Quarter	$12.00	$8.67
Fourth Quarter	$11.16	$6.78
Year ended 2013:
First Quarter	$13.70	$7.79
Second Quarter	$16.15	$8.73
Third Quarter	$14.10	$10.16
Fourth Quarter	$13.20	$9.58
Year ended 2014:
First Quarter	$15.26	$10.68
Second Quarter	$14.08	$10.71
Third Quarter	$11.44	$9.03
Fourth Quarter	$10.54	$8.41
Year Ended 2015:
First Quarter	$9.73	$7.92
Second Quarter (through May 15, 2015)	$9.98	$8.29

The last reported sales price for the common stock on the New York Stock Exchange on May 15, 2015 was $9.80 per share.

DIVIDEND POLICY

We did not declare or pay dividends on our common stock during 2014, 2013, or 2012 and do not expect to declare or pay dividends on our common stock for the foreseeable future. Any payment of dividends will be at the discretion of our Board of Directors and will depend on various factors, including our operating requirements and the impact of our regulatory restrictions. In addition, our insurance companies are subject to various statutory and regulatory restrictions applicable to insurance companies generally, that limit the amount of dividends, loans and advances those subsidiaries may pay to us. See “Risk Factors—Capital, Liquidity and Market Related Risk Factors—We are a holding company and rely to a significant degree on cash flow from our principal operating subsidiaries and access to third party capital. A disruption in the cash flow from our subsidiaries or an inability to access capital could adversely affect our business, operating results and financial condition and ultimately adversely affect liquidity” in this prospectus supplement, “Item 1. Business—Insurance Regulation” in Part I, Item 1 of the 2014 Form 10-K and “Note 14: Insurance Regulations and Dividends” in the Notes to Consolidated Financial Statements of MBIA Inc. and Subsidiaries in Part II, Item 8 of the 2014 Form 10-K.

SELLING STOCKHOLDERS

The following tables set forth information as of May 5, 2015 with respect to the beneficial ownership of our common stock by each selling stockholder.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of the determination date, which in the case of the following table is July 4, 2015. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

The percentage of beneficial ownership is based on 181,668,923 shares of our common stock outstanding as of May 5, 2015.

Except as otherwise indicated in the footnotes to this table, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.

	Shares Beneficially Owned Prior to the Offering		Shares Beneficially Owned After the Offering
Name and address of beneficial owner	Number	Percentage	Number of Shares to be Sold in the Offering	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Warburg Pincus X, L.P.(1)(2)(3)	47,533,294	26.16%	27,250,000	20,283,294	11.16%

(1)	Represents shares of common stock owned by Warburg Pincus Private Equity X, L.P., a Delaware limited partnership and its affiliated partnership (“WP X”), Warburg Pincus X, L.P., a Delaware limited partnership (“WP X LP”) and the general partner of WP X, Warburg Pincus X GP L.P., a Delaware limited partnership (“WP X GP”) and the general partner of WP X LP, WPP GP LLC, a Delaware limited liability company (“WPP GP”) and the general partner of WP X GP, Warburg Pincus Partners, L.P., a Delaware limited partnership (“WP Partners”), and the managing member of WPP GP, Warburg Pincus Partners GP LLC, a Delaware limited liability company (“WPP GP LLC”) and the general partner of WP Partners, Warburg Pincus & Co., a New York general partnership (“WP”) and the managing member of WPP GP LLC, Warburg Pincus LLC, a New York limited liability company (“WP LLC”), that manages WP X, and Messrs. Charles R. Kaye and Joseph P. Landy, each a Managing General Partner of WP and Managing Member and Co-Chief Executive Officer of WP LLC. Messrs. Kaye and Landy may be deemed to control WP X, WP X LP, WP X GP, WPP GP, WP Partners, WPP GP LLC, WP and WP LLC (Messrs. Kaye and Landy, together with WP X, WP X LP, WP X GP, WPP GP, WP Partners, WPP GP LLC, WP and WP LLC, the “Warburg Pincus Entities”). The Warburg Pincus Entities jointly have shared voting power and shared dispositive power with respect to such shares (including warrants exercisable to purchase 1,910,417 shares). Messrs. Kaye and Landy disclaim beneficial ownership of all shares of common stock (including common stock underlying warrants) held by the Warburg Pincus Entities.
(2)	The address for the Warburg Pincus Entities is c/o Warburg Pincus X, L.P., 450 Lexington Avenue, New York, NY 10017.
(3)	For information regarding certain material relationships between the selling stockholders and the Company, see “Certain relationships and related transactions” included in our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 24, 2015, which is incorporated by reference into this prospectus.

U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a discussion of certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of our common stock by Non-U.S. Holders (as defined below) that purchase our common stock pursuant to this offering and hold such common stock as a capital asset. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated or proposed thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or to different interpretation. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to specific Non-U.S. Holders in light of their particular circumstances or to Non-U.S. Holders subject to special treatment under U.S. federal income tax law (such as banks, insurance companies, dealers in securities or other Non-U.S. Holders that generally mark their securities to market for U.S. federal income tax purposes, foreign governments, international organizations, tax-exempt entities, certain former citizens or residents of the United States controlled foreign corporations, passive foreign investment companies, or Non-U.S. Holders that hold our common stock as part of a straddle, hedge, conversion or other integrated transaction). This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal gift or alternative minimum tax considerations.

As used in this discussion, the term “Non-U.S. Holder” means a beneficial owner of our common stock that, for U.S. federal income tax purposes, is:

•	an individual who is neither a citizen nor a resident of the United States;

•	a corporation (or other entity treated as a corporation) that is not created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate that is not subject to U.S. federal income tax on income from non-U.S. sources which is not effectively connected with the conduct of a trade or business in the United States; or

•	a trust unless (i) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (ii) it has in effect a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.

If an entity treated as a partnership for U.S. federal income tax purposes invests in our common stock, the U.S. federal income tax considerations relating to such investment will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners relating to the purchase, ownership and disposition of our common stock.

PERSONS CONSIDERING AN INVESTMENT IN OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

Distributions on Common Stock

If we make a distribution of cash or other property (other than certain pro rata distributions of our common stock or rights to acquire our common stock) with respect to a share of our common stock, the distribution generally will be treated as a dividend to the extent it is paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If the amount of such distribution exceeds our current and accumulated earnings and profits, such excess generally will be treated first as a tax-free return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in such share of our common stock, and then as capital gain (which will be treated in the manner described below under “Sale, Exchange or Other Disposition of Common Stock”). Distributions treated as dividends on our common stock that are paid to or for the account of a

Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a rate of 30%, or at a lower rate if provided by an applicable tax treaty and the Non-U.S. Holder provides the documentation (generally, Internal Revenue Service (“IRS”) Form W-8BEN or W-8BEN-E) required to claim benefits under such tax treaty to the applicable withholding agent.

If, however, a dividend is effectively connected with the conduct of a trade or business in the United States by a Non-U.S. Holder, such dividend generally will not be subject to the 30% U.S. federal withholding tax if such Non-U.S. Holder provides the appropriate documentation (generally, IRS Form W-8ECI) to the applicable withholding agent. Instead, such Non-U.S. Holder generally will be subject to U.S. federal income tax on such dividend in substantially the same manner as a U.S. person (except as provided by an applicable tax treaty). In addition, a Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may be subject to a branch profits tax at a rate of 30% (or a lower rate if provided by an applicable tax treaty) on its effectively connected income for the taxable year, subject to certain adjustments.

The foregoing discussion is subject to the discussion below under “—FATCA Withholding” and “—Information Reporting and Backup Withholding.”

Sale, Exchange or Other Disposition of Common Stock

A Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain recognized on the sale, exchange or other disposition of our common stock unless:

(i) such gain is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder, in which event such Non-U.S. Holder generally will be subject to U.S. federal income tax on such gain in substantially the same manner as a U.S. person (except as provided by an applicable tax treaty) and, if it is treated as a corporation for U.S. federal income tax purposes, may also be subject to a branch profits tax at a rate of 30% (or a lower rate if provided by an applicable tax treaty);

(ii) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year of such sale, exchange or other disposition and certain other conditions are met, in which event such gain (net of certain U.S. source losses) generally will be subject to U.S. federal income tax at a rate of 30% (except as provided by an applicable tax treaty); or

(iii) we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of (x) the five-year period ending on the date of such sale, exchange or other disposition and (y) such Non-U.S. Holder’s holding period with respect to such common stock, and certain other conditions are met.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We believe that we presently are not, and we do not presently anticipate that we will become, a United States real property holding corporation.

The foregoing discussion is subject to the discussion below under “—FATCA Withholding” and “—Information Reporting and Backup Withholding.”

FATCA Withholding

Under the Foreign Account Tax Compliance Act provisions of the Code and related U.S. Treasury guidance (“FATCA”), a withholding tax of 30% will be imposed in certain circumstances on payments of (i) dividends on our common stock and (ii) on or after January 1, 2017, gross proceeds from the sale or other disposition of our common stock. In the case of payments made to a “foreign financial institution” (such as a bank, a broker, an investment fund or, in certain cases, a holding company), as a beneficial owner or as an intermediary, this tax generally will be imposed, subject to certain exceptions, unless such institution (i) has agreed to (and does) comply with the requirements of an agreement with the United States (an “FFI Agreement”) or (ii) is required by (and does comply with) applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction (an “IGA”) to, among other things, collect and provide to the U.S. tax authorities or other relevant tax authorities certain information regarding U.S. account holders of such institution and, in either case, such institution provides the withholding agent with a certification as to its FATCA status. In the case of payments made to a foreign entity that is not a financial institution (as a beneficial owner), the tax generally will be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification as to its FATCA status and, in certain cases, identifies any “substantial” U.S. owner (generally, any specified U.S. person that directly or indirectly owns more than a specified percentage of such entity). If our common stock is held through a foreign financial institution that has agreed to comply with the requirements of an FFI Agreement or is subject to similar requirements under applicable foreign law enacted in connection with an IGA, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold tax on payments made to (i) a person (including an individual) that fails to provide any required information or documentation or (ii) a foreign financial institution that has not agreed to comply with the requirements of an FFI Agreement and is not subject to similar requirements under applicable foreign law enacted in connection with an IGA. Each Non-U.S. Holder should consult its own tax advisor regarding the application of FATCA to the ownership and disposition of our common stock.

Information Reporting and Backup Withholding

Amounts treated as payments of dividends on our common stock paid to a Non-U.S. Holder and the amount of any U.S. federal tax withheld from such payments generally must be reported annually to the IRS and to such Non-U.S. Holder by the applicable withholding agent.

The information reporting and backup withholding rules that apply to payments of dividends to certain U.S. persons generally will not apply to payments of dividends on our common stock to a Non-U.S. Holder if such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption.

Proceeds from the sale, exchange or other disposition of our common stock by a Non-U.S. Holder effected outside the United States through a non-U.S. office of a non-U.S. broker generally will not be subject to the information reporting and backup withholding rules that apply to payments to certain U.S. persons, provided that the proceeds are paid to the Non-U.S. Holder outside the United States. However, proceeds from the sale, exchange or other disposition of our common stock by a Non-U.S. Holder effected through a non-U.S. office of a non-U.S. broker with certain specified U.S. connections or a U.S. broker generally will be subject to these information reporting rules (but generally not to these backup withholding rules), even if the proceeds are paid to such Non-U.S. Holder outside the United States, unless such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption. Proceeds from the sale, exchange or other disposition of our common stock by a Non-U.S. Holder effected through a U.S. office of a broker generally will be subject to these information reporting and backup withholding rules unless such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability if the required information is furnished by such Non-U.S. Holder on a timely basis to the IRS.

U.S. Federal Estate Tax

Shares of our common stock owned or treated as owned by an individual Non-U.S. Holder at the time of such Non-U.S. Holder’s death will be included in such Non-U.S. Holder’s gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise.

UNDERWRITING

BTIG, LLC is acting as the underwriter for this offering. Subject to the terms and conditions set forth in an underwriting agreement among us, the selling stockholders and the underwriter, the selling stockholders have agreed to sell to the underwriter, and the underwriter has agreed to purchase from the selling stockholders, the number of shares of common stock set forth below:

Underwriter	Number of Shares
BTIG, LLC.	27,250,000

Underwriting Section

Subject to the terms and conditions set forth in the underwriting agreement, the underwriter has agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the underwriting agreement may be terminated.

Subject to the completion of this offering, our subsidiary, National, will repurchase from the underwriter 8,000,000 shares of our common stock that are the subject of this offering at a price per share equal to the price at which the underwriter will purchase such shares from the selling stockholders in this offering. See “Concurrent Company Repurchase of Common Stock.”

We and the selling stockholders have agreed to indemnify the underwriter against certain liability, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriter is offering the shares, subject to prior sale, when, as and if accepted by it, subject to approval of legal matters by its counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officer’s certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The underwriter is purchasing the shares of common stock from the selling stockholders at $             per share (representing approximately $             aggregate proceeds to the selling stockholders). The underwriter may offer the shares of common stock from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. In connection with the sale of the shares of common stock offered hereby, the underwriter may be deemed to have received compensation in the form of underwriting discounts. The underwriter may effect such transactions by selling shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and / or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal. The underwriter may also receive from purchasers of the shares normal brokerage commissions in amounts agreed with such purchasers.

In connection with our repurchase from the underwriter, the underwriter will be paid a customary commission.

Lock-Up Agreements

We and the selling stockholders have agreed that, for a period of 60 days after the date of this prospectus supplement subject to certain limited exceptions as described below, we and they will not directly or indirectly, without the prior written consent of BTIG, LLC, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of common stock (including, without limitation, shares of common stock that may be deemed to be beneficially owned by us or them in accordance with the rules and regulations of the SEC and shares of common stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for common stock (other than (i) the sale of shares of common stock acquired after the date hereof that is not required to be reported in any public report or filing with the SEC, (ii) the stock and shares issued pursuant to employee benefit plans, qualified stock option plans, or other employee compensation plans existing on the date of this prospectus supplement) or (iii) the issuance of shares of common stock pursuant to or as a consideration for a merger, consolidation or other similar business combination transaction; provided each recipient of any such common stock issued pursuant to this clause (iii) shall execute and deliver to the underwriter a lock-up agreement) or sell or grant options, rights or warrants with respect to any shares of common stock or securities convertible into or exchangeable for common stock (other than the grant of options pursuant to option plans existing on the date of this prospectus supplement), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible, exercisable or exchangeable into common stock or any of our other securities (other than any registration statement on Form S-4 or Form S-8), (4) publicly disclose the intention to do any of the foregoing or (5) in the case of the selling stockholder, provide notice to the New York State Department of Financial Services of the intention to do any of the foregoing.

BTIG, LLC, in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release common stock and other securities from lock-up agreements, BTIG, LLC will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of common stock and other securities for which the release is being requested and market conditions at the time.

Listing

Our shares are listed on the NYSE under the symbol “MBI.”

Stabilization, Short Positions and Penalty Bids

Until the distribution of the shares is completed, SEC rules may limit the underwriter and selling group members from bidding for and purchasing our common stock. However, the underwriter may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriter may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriter in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriter may conduct these transactions on the NYSE, in the over-the-counter market or otherwise.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter make any representations that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with this offering, the underwriter and selling group members may engage in passive market making transactions in the common stock on the NYSE in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriter and dealers are not required to engage in passive market making and may end passive market making activities at any time.

Electronic Distribution

In connection with the offering, the underwriter or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Relationships

The underwriter and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the issuer and its affiliates, for which they received or may in the future receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriter and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. If the underwriter or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriter and its affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates. Any such short positions could adversely affect future trading prices of our common stock. The underwriter and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), no offer of shares may be made to the public in that Relevant Member State other than:

A. to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B. to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters; or

C. in any other circumstances falling within Article 3(2) of the Prospectus Directive; provided that no such offer of shares shall require the Company or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that (A) it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive, and (B) in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” as defined in the Prospectus Directive, or in circumstances in which the prior consent of the underwriter has been given to the offer or resale. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.

The Company, the underwriter and its affiliates will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement.

This prospectus supplement and accompanying prospectus have been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriter have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriter to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement and accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement and accompanying prospectus nor taken steps to verify the information set forth herein and therein and has no responsibility for the prospectus supplement and accompanying prospectus. The shares to which this prospectus supplement and accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement and accompanying prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement and accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement and accompanying prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (i) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (ii) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except: (a) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (b) where no consideration is or will be given for the transfer; (c) where the transfer is by operation of law; (d) as specified in Section 276(7) of the SFA; or (e) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

LEGAL MATTERS

The validity of the common stock will be passed upon for us by Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022, and for the underwriters by Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022. Debevoise & Plimpton LLP will rely upon the opinion of Day Pitney LLP, One Canterbury Green, Stamford, Connecticut, 06901, as to certain matters of Connecticut law.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our filings with the SEC, including the registration statement to which this prospectus supplement relates (including the exhibits and schedules thereto).

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC prior to the termination of the offering under this prospectus supplement will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, other than reports or portions thereof furnished under Item 2.02 or 7.01 on Form 8-K and not specifically incorporated by reference, prior to the termination or completion of the offering under this prospectus supplement:

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

(b)	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015; and

(c)	Our Proxy Statement filed on March 24, 2015;

You can obtain any of the filings incorporated by reference in this prospectus supplement through us or from the SEC through the SEC’s Internet site or at the address listed above. You may request orally or in writing, without charge, a copy of any or all of the documents which are incorporated in this prospectus supplement by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to MBIA Inc., 1 Manhattanville Road, Suite 301, Purchase, New York, 10577, Attention: Ram D. Wertheim, Esq. (Telephone: (914) 765-3945).

PROSPECTUS

MBIA Inc.

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Stock Purchase Contracts

Stock Purchase Units

By this prospectus, we may offer from time to time the securities described in this prospectus separately or together in any combination. The debt securities and preferred stock may be convertible into or exercisable or exchangeable for our common or preferred stock. Our common stock is listed on the New York Stock Exchange under the symbol “MBI.”

We will provide specific terms of any securities we are offering in a supplement to this prospectus. A prospectus supplement may also add, change or update information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 20, 2013

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this process, we are registering an indeterminate amount of each class of the securities described in this prospectus, and we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. In addition, we may provide you with a free-writing prospectus related to such offering and file that free-writing prospectus with the SEC (a “Company free-writing prospectus”). The applicable prospectus supplement and any related Company free-writing prospectus may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement or Company free-writing prospectus, you should rely on the information in the applicable prospectus supplement or Company free-writing prospectus. You should carefully read both this prospectus, any prospectus supplement and any related Company free-writing prospectus together with additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities to be offered. The registration statement, including the exhibits, can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

We are responsible only for the information contained in this prospectus, the applicable prospectus supplement, those documents incorporated by reference herein and therein and any related Company free-writing prospectus. We have not authorized anyone to provide you with any other information, and we take no responsibility for any other information that others may give you. None of this prospectus, any prospectus supplement or a related Company free-writing prospectus constitutes an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement, any document incorporated by reference or any related Company free-writing prospectus is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus, any prospectus supplement or any related Company free-writing prospectus nor any distribution of securities pursuant to this prospectus or any prospectus supplement shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or such prospectus supplement or in our affairs since the date of this prospectus, such prospectus supplement or any related Company free-writing prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless otherwise stated or the context otherwise requires, references in this prospectus to “MBIA,” “we,” “us,” or “our” refer to MBIA Inc. and its subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference statements that do not directly or exclusively relate to historical or current facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “anticipate,” “project,” “plan,” “expect,” “intend,” “will likely result,” or “will continue” and similar expressions identify forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. We wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of their respective dates.

Factors that could materially affect these forward-looking statements can be found in our periodic reports filed with the SEC. In evaluating the forward-looking statements, potential investors and other readers are urged to consider carefully the factors discussed under the caption “Risk Factors” in an applicable prospectus supplement and in Item 1A of our most recent annual report on Form 10-K as well as any additional risk factors included in our quarterly reports since the date of the most recent annual report on Form 10-K. The forward-looking statements included in this prospectus are made only as of the date of this prospectus, and we undertake no obligation to publicly update these forward-looking statements to reflect new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events might or might not occur. We cannot assure you that projected results or events will be achieved.

THE COMPANY

MBIA operates one of the largest financial guarantee insurance businesses in the industry and is a provider of asset management advisory services. We were incorporated as a business corporation under the laws of the State of Connecticut in 1986. Our principal executive offices are located at 113 King Street, Armonk, New York 10504. The telephone number is (914) 273-4545.

USE OF PROCEEDS

Unless otherwise indicated in an applicable prospectus supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

	Years Ended December 31,					Six Months Ended
	2008	2009	2010	2011	2012	June 30, 2013
Ratio of earnings to fixed charges (1)
Ratio (2)	n/m	3.48	n/m	n/m	5.70	n/m
Coverage deficiency (3)	$(3,727)	$—	$(95)	$(2,239)	$—	$(49)

(1)	Since MBIA Inc. has not issued preferred stock, there is no difference between the ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred stock dividends.
(2)	Ratios of less than one-to-one are presented as “n/m” or not meaningful.
(3)	Represents additional earnings that would be necessary to result in a one-to-one ratio.

We computed the ratio of earnings to fixed charges by dividing income from continuing operations before taxes plus fixed charges by the fixed charges. For the purposes of this ratio, fixed charges consist of interest expense incurred and one-third of rental payments, an amount deemed representative of the appropriate interest factor.

DESCRIPTION OF DEBT SECURITIES

General

We may offer to the public unsecured senior or subordinated debt securities directly or as part of a stock purchase unit. We refer to the senior debt securities and the subordinated debt securities together in this prospectus as the debt securities. We may also sell hybrid securities that combine certain features of the debt securities and other securities described in this prospectus.

We will issue the senior debt securities in one or more series under an indenture, which we refer to as the senior indenture, to be entered into between us and The Bank of New York Mellon, as trustee.

We will issue the subordinated debt securities in one or more series under an indenture, which we refer to as the subordinated indenture, to be entered into between us and The Bank of New York Mellon, as trustee. We refer to the senior indenture and the subordinated indenture together as the indentures.

The following description of the terms of the indentures is a summary. It summarizes only those portions of the indentures that we believe will be most important to your decision to invest in our debt securities. You should keep in mind, however, that it is the applicable indenture, and not this summary, which defines your rights as a holder of the debt securities of a particular series. There may be other provisions in the indentures that are also important to you. You should read the indentures for a full description of the terms of the debt securities.

In this description, we include references in parentheses to certain sections of the indentures. Whenever we refer to particular sections or defined terms of the indentures in this prospectus or in any prospectus supplement, such sections or defined terms are incorporated by reference here or in the applicable prospectus supplement.

The indentures are filed as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of the indentures.

For the avoidance of doubt, in this “Description of Debt Securities,” references to “MBIA,” “we,” “us” and “our” or similar terms are only to MBIA Inc. and not its subsidiaries.

Ranking

The debt securities will be unsecured obligations. The senior debt securities will rank equal in right of payment with all of our other unsecured, unsubordinated obligations. The subordinated debt securities will be subordinate and junior in right or payment to all of our senior debt.

Since we are a non-operating holding company, most of our operating assets are owned by our subsidiaries. We rely primarily on dividends from these subsidiaries to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, and you should rely only on our assets for payments on the debt securities. In addition, the payment of dividends by our insurance company subsidiary, National Public Finance Guarantee Corporation, is limited under the applicable insurance laws and regulations of the State of New York.

Unless we state otherwise in the applicable prospectus supplement, the indentures would not limit us from incurring or issuing other secured or unsecured debt under either of the indentures or any other indenture that we may have entered into or enter into in the future. See “—Subordination under the Subordinated Indenture” and the applicable prospectus supplement relating to any offering of subordinated debt securities.

Terms of the Debt Securities

We may issue the debt securities in one or more series through an indenture that supplements the senior indenture or the subordinated indenture or through a resolution of our board of directors or an authorized committee of our board of directors.

You should refer to the applicable prospectus supplement for the specific terms of the debt securities. These terms may include the following:

•	title of the debt securities;

•	any limit upon the aggregate principal amount of the series;

•	maturity date(s) or the method of determining the maturity date(s);

•	interest rate(s) or the method of determining the interest rates(s);

•	dates on which interest will be payable and circumstances, if any, in which interest may be deferred;

•	dates from which interest will accrue and the method of determining those dates;

•	place or places where we may pay principal, premium, if any, and interest and where you may present the debt securities for registration of transfer or exchange;

•	place or places where notices and demands relating to the debt securities and the applicable indenture may be made;

•	redemption or early payment provisions;

•	sinking fund or similar provisions;

•	authorized denominations if other than denominations of $1,000 and integral multiples thereof;

•

currency, currencies or currency units, if other than U.S. dollars, in which the principal of, premium, if any, and interest on the debt securities is payable, or in which the debt securities are denominated;

•	any additions, modifications or deletions in the events of default or covenants of MBIA Inc. specified in the applicable indenture;

•	if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity;

•

any additions or changes to the applicable indenture necessary to permit or facilitate issuing the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•	any index or indices used to determine the amount of payments of principal of and premium, if any, on the debt securities or the method of determining these amounts;

•	whether the debt securities will be issued in whole or in part in the form of one or more global securities;

•	whether a temporary global security will be issued and the terms upon which temporary debt securities may be exchanged for definitive debt securities;

•	identity of the depositary for global securities;

•	appointment of any paying agent(s);

•	the terms and conditions of any obligation or right we would have or any option you would have to convert or exchange the debt securities into other securities or cash;

•	in the case of subordinated securities, any provisions regarding subordination; and

•	additional terms not inconsistent with the provisions of the applicable indenture.

(Section 301 of each indenture)

We may also issue debt securities under the indentures upon the exercise of warrants. See “Description of Warrants.”

Special Payment Terms of the Debt Securities

We may issue one or more series of debt securities at a discount below their stated principal amount. These may bear no interest or interest at a rate which at the time of issuance is below market rates. We will describe U.S. federal tax consequences and special considerations relating to any series in the applicable prospectus supplement.

The purchase price of any of the debt securities may be payable in one or more foreign currencies or currency units. The debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, U.S. federal income tax considerations, specific terms and other information relating to the debt securities and any foreign currencies or foreign currency units in the applicable prospectus supplement.

If we use any index to determine the amount of payments of principal of, premium, if any, or interest on any series of debt securities, we will also describe in the applicable prospectus supplement the special U.S. federal income tax, accounting and other considerations applicable to the debt securities.

Denominations, Registration and Transfer

Unless we state otherwise in the applicable prospectus supplement, we will issue the debt securities in fully registered form without coupons and in denominations of $1,000 and integral multiples of $1,000. (Section 302 of each indenture)

Except as we may describe in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same issue and series, in any authorized denominations, of a like aggregate principal amount and bearing the same interest rate. You may present debt securities for exchange as described above, or for registration of transfer, at the office of the security registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you will be required to pay any taxes and other governmental charges as described in the indentures. We have appointed the trustee as security registrar under the indentures. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We will specify the transfer agent in the applicable prospectus supplement. (Section 305 of each indenture)

Redemption

Unless we state otherwise in the applicable prospectus supplement, debt securities will not be subject to any sinking fund.

We may, at our option and at any time, redeem any series of debt securities, in whole or in part, at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest up to but not including the redemption date. (Section 1101 of each indenture). Unless we state otherwise in the applicable prospectus supplement, we may redeem debt securities in part only in the amount of $1,000 or integral multiples of $1,000. (Section 1102 of each indenture)

We will mail notice of any redemption of your debt securities at least 30 days but not more than 60 days before the redemption date to you at your registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities or the portions called for redemption. (Section 1105 of each indenture)

Consolidation, Merger and Sale of Assets

The indentures provide that, so long as any debt securities are outstanding, we may not consolidate with, or merge with or into, or convey, transfer or lease our assets substantially as an entirety to any other corporation, partnership, trust or limited liability company unless:

•	in the case of the subordinated indenture, MBIA is the surviving corporation in a merger or consolidation; or

•

the successor entity is an entity organized under the laws of the United States of America, any State of the United States of America or the District of Columbia that expressly assumes by a supplemental indenture the due and punctual payment of the principal of and any premium and interest on the debt securities and all of our covenants under the applicable indenture;

•

immediately after the merger, consolidation, conveyance, transfer or lease we, or the successor entity, will not be in default in the performance of the covenants and conditions of the applicable indenture applicable to us; and

•	other conditions specified in the applicable indenture are met.

This covenant would not apply to the direct or indirect conveyance, transfer or lease of all or any portion of the stock, assets or liabilities of any of our wholly-owned subsidiaries to us or to our other wholly-owned subsidiaries. Nor would this covenant apply to any recapitalization transaction, a change of control of MBIA Inc. or a highly leveraged transaction unless such transaction or change of control were structured to include a merger or consolidation by us or the conveyance, transfer or lease of our assets substantially as an entirety. (Section 801 of each indenture)

Events of Default

Under the terms of each indenture, each of the following constitutes an event of default for a series of debt securities:

•	default in the payment of any interest payable on any debt security of that series when due that continues for 30 days;

•	default in the payment of principal of or premium, if any, on any debt security of that series when due, either at maturity, upon the redemption or otherwise;

•

default in the performance, or breach, of any of the other covenants or agreements we made in respect of that series of debt securities that continues for 60 days after written notice has been provided in accordance with the procedures in the applicable indenture;

•	certain events of bankruptcy, insolvency or reorganization; or

•	any other event of default described in the applicable supplemental indenture under which the series of debt securities is issued. (Section 501 of each indenture)

In the case of an event of default arising from certain events of bankruptcy, insolvency or reorganization, all outstanding debt securities will become due and payable immediately, without further action or notice on the part of the holders of the debt securities or the trustee. If any other event of default under the indentures with respect to the outstanding debt securities occurs and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of the affected series may declare the principal amount of all of the debt securities of the affected series to be due and payable immediately (subject, in the case of an event of default under the subordinated indenture, to the subordination provisions applicable to that series of subordinated securities) by written notice thereof to us, and to the trustee if given by the holders. However, at any time after a declaration of acceleration with respect to the debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the affected series may rescind and annul such declaration and its consequences if we pay or deposit with the trustee all required payments of the principal of and interest on the debt securities, plus certain fees, expenses, disbursements and advances of the trustee and all events of default, other than the nonpayment of accelerated principal (or a specified portion of the principal) and interest, with respect to the debt securities have been cured or waived as provided in the indentures. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a particular series may waive any past default with respect to that series and its consequences, except a default in the payment of principal of or premium, if any, or interest on the debt securities or in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holders of each affected debt security. (Sections 502 and 513 of each indenture)

The trustee is required to give notice to the holders of the debt securities within 90 days of a default under the indentures unless such default shall have been cured or waived; provided, however, that the trustee may withhold notice to the holders of the debt securities of any default with respect to the debt securities (except a default in the payment of the principal of or interest on the debt securities) if the directors or certain specified officers of the trustee consider that withholding notice is in the interest of the holders of the debt securities. (Section 602 of each indenture)

Each indenture provides that no holder of debt securities may institute any proceeding, judicial or otherwise, with respect to such indenture or for any remedy under such indenture, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of the relevant series, as well as an offer of indemnity reasonably satisfactory to the trustee. This provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, premium, if any, and interest payable with respect to the debt securities at their respective due dates. (Sections 507 and 508 of each indenture)

Subject to provisions in each indenture relating to the trustee’s duties in case of default, the trustee is not under an obligation to exercise any of its rights or powers under the applicable indenture (other than the payment of any amounts on the debt securities furnished to it pursuant to such indenture) at the request or direction of any holders of debt securities unless the trustee is offered security or indemnity satisfactory to the trustee against any fees, expenses or liabilities incurred in connection with the exercise of such rights or powers. Assuming this indemnification provision is met, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. (Sections 512 and 603 of each indenture)

On or before May 1 of each year, we must deliver to the trustee under each indenture a certificate, signed by two of several specified officers, stating whether or not, to the best knowledge of the signers thereof, we are in default of any of the conditions and covenants under the applicable indenture and, in the event of any default, specifying the nature and status of the default. (Section 1004 of each indenture)

Modification of the Indentures

We and the trustee under each indenture may, without the consent of the holders of debt securities, amend, waive or supplement such indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies. However, no action may materially adversely affect the interests of holders of any series of debt securities. We may also amend each indenture to maintain the qualification of such indenture under the Trust Indenture Act. (Section 901 of each indenture)

In addition, we and the trustee may execute, without your consent, any supplemental indenture for the purpose of creating any new series of debt securities.

We and the trustee under each indenture may modify and amend such indenture with the consent of the holders of not less than a majority in aggregate principal amount of the series of debt securities issued under such indenture that will be affected by the amendment. However, no modification or amendment of an indenture may, without the consent of the holder of each outstanding debt security issued thereunder that will be affected:

•	change the stated maturity of the principal of, or any installment of interest payable on, any outstanding debt security;

•

reduce the principal amount of, or the rate of interest on any outstanding debt securities or the premium, if any, payable upon the redemption thereof, or the amount of principal of an original issue discount security, that would be due and payable upon redemption of such security or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any outstanding debt security;

•	change the place of payment or the currency in which the principal of or the interest on any outstanding debt security is payable;

•	impair the right of any holder to institute suit for the enforcement of any payment on or with respect to any outstanding debt security on or after its stated maturity date or redemption date;

•

reduce the percentage of the holders of outstanding debt securities necessary to modify or amend the applicable indenture, to waive compliance with certain provisions of the applicable indenture or certain defaults and consequences of the defaults or to reduce the quorum or voting requirements set forth in the applicable indenture;

•

modify any of these provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of all of the holders of the debt securities affected; or

•	in the case of the subordinated indenture, modify the subordination of the subordinated debt securities in a manner adverse to the holders.

(Section 902 of each indenture)

No consent by the holders of senior debt securities is needed for an amendment to the subordinated indenture, even if such amendment adversely affects the holders of senior debt securities.

Satisfaction and Discharge

Each indenture provides that when, among other things, all debt securities not previously delivered to the trustee for cancellation:

•	have become due and payable;

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense,

and we deposit or cause to be deposited with the trustee, money or United States government obligations or a combination thereof, as trust funds, in an amount to be sufficient to pay and discharge the entire indebtedness on the debt securities of such series not previously delivered to the trustee for cancellation, for the principal, and premium, if any, and interest to the date of the deposit or to the stated maturity or redemption date, as the case may be, then the applicable indenture will cease to be of further effect, and we will be deemed to have satisfied and discharged such indenture. However, we will continue to be obligated to pay all other sums due under such indenture. (Section 401 of each indenture).

Defeasance and Covenant Defeasance

Unless we state otherwise in the applicable prospectus supplement, each indenture provides that we may discharge all of our obligations, other than as to transfers and exchanges, under any series of the debt securities at any time, and that we may also be released from our obligations described above under “Limitation Upon Liens” and “Consolidation, Merger and Sale of Assets” and from certain other obligations, including obligations imposed by supplemental indenture with respect to that series, if any, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called “defeasance” and under the second procedure is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected with respect to any debt securities only if, among other things:

•

we irrevocably deposit with the trustee money or United States government obligations or a combination thereof, as trust funds in an amount certified to be sufficient to pay on the respective stated maturities, the principal of and interest on the outstanding debt securities of that series;

•	we deliver to the trustee an opinion of counsel to the effect that:

•

the holders of the debt securities will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance;

•

the deposit, defeasance and discharge or the deposit and covenant defeasance will not otherwise alter those holders’ United States federal income tax treatment of principal and interest payments on the debt securities of that series (in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of the execution of the applicable indenture, since that result would not occur under current tax law); and

•	no event of default with respect to such securities has occurred and is continuing.

(Article XII of the senior indenture and Article XIII of the subordinated indenture)

The subordinated indenture will not be discharged as described above if we have defaulted in the payment of principal of, premium, if any, or interest on any senior debt, as defined below under “—Subordination under the Subordinated Indenture,” and that default is continuing or another event of default on the senior debt then exists and has resulted in the senior debt becoming or being declared due and payable prior to the date it otherwise would have become due and payable.

Global Debt Securities

We may issue all or any part of a series of debt securities in the form of one or more global debt securities. We will appoint the depositary holding the global debt securities. Unless we otherwise indicate in the applicable prospectus supplement, the depositary will be The Depository Trust Company, or DTC. We will issue global debt securities in registered form and in either temporary or definitive form. Unless it is exchanged for definitive debt securities, a global debt security may not be transferred except:

•	by the depositary to its nominee;

•	by a nominee of the depositary to the depositary or another nominee; or

•	by the depositary or any nominee to a successor of the depositary, or a nominee of the successor. (Section 305 of each indenture)

We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

Beneficial Interests in a Global Debt Security

If we issue a global debt security, the depositary for the global debt security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the debt securities represented by the global debt security to the accounts of persons that have accounts with it. We refer to those persons as participants. The accounts will be designated by the dealers, underwriters or agents for the debt securities, or by us if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global debt security will be limited to participants or persons who may hold interests through participants. Ownership and transfers of beneficial interests in the global debt security will be shown on, and transactions can be effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states may require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global debt security.

So long as the depositary or its nominee is the registered owner of a global debt security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global debt security for all purposes under the applicable indenture. Except as provided below, you:

•	will not be entitled to have registered in your name any of the debt securities represented by the global debt security;

•	will not receive or be entitled to receive physical delivery of any debt securities in definitive form; and

•	will not be considered the owner or holder of the debt securities under the applicable indenture.

Payments of Principal, Premium and Interest

We will make principal, premium, if any, and interest payments on global debt securities to the depositary that is the registered holder of the global debt security or its nominee. The depositary for the global debt securities and applicable participants will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global debt security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

We expect that the depositary or its nominee, upon receipt of any principal, premium or interest payment, will immediately credit participants’ accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global debt security as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global debt security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of those participants.

Issuance of Definitive Debt Securities

Unless we state otherwise in the applicable prospectus supplement, if a depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue definitive debt securities in exchange for the global debt security. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the particular series of debt securities, determine not to have any such debt securities represented by one or more global debt securities. If that occurs, we will issue definitive debt securities in exchange for the global debt security.

Further, we may specify that you may, on terms acceptable to us, the trustee and the depositary, receive definitive debt securities in exchange for your beneficial interest in a global debt security, subject to any limitations described in the prospectus supplement relating to the particular series of debt securities. In that instance, you will be entitled to physical delivery of definitive debt securities equal in principal amount to that beneficial interest and to have the debt securities registered in your name. Unless we otherwise specify, we will issue those definitive debt securities in denominations of $1,000 and integral multiples of $1,000. (Section 305 of each indenture)

Payment and Paying Agents

Unless we state otherwise in an applicable prospectus supplement, we will pay principal of, premium, if any, and interest on your debt securities at the office of the trustee for your debt securities in the City of New York or at the office of any paying agent that we may designate. We may at any time designate additional paying agents or rescind the designation of any paying agent. So long as any debt securities remain outstanding, we must maintain a paying agent in each place of payment for such debt securities. (Section 1002 of each indenture)

Unless we state otherwise in the applicable prospectus supplement, we will pay any interest on debt securities to the registered owner of the debt security at the close of business on the fifteenth day prior to the interest payment date, except in the case of defaulted interest. (Section 307 of each indenture)

Subject to applicable escheat laws, any moneys deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, and interest on any debt security that remain unclaimed for two years after the principal, premium or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor. (Section 1003 of each indenture)

Conversion or Exchange

Each indenture permits us to issue debt securities that we may convert or exchange into common stock or other securities. We will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option, or at our option, as specified in the applicable prospectus supplement. The applicable prospectus supplement will describe the manner in which the shares of common stock or other securities you would receive would be converted or exchanged.

Subordination under the Subordinated Indenture

Unless we state otherwise in an applicable prospectus supplement, in the subordinated indenture we have agreed, and holders of subordinated debt will be deemed to have agreed, that any subordinated debt securities are subordinate and junior in right of payment to all senior debt, to the extent provided in the subordinated indenture. (Section 1201 of the subordinated indenture)

Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with our insolvency or bankruptcy, the holders of senior debt will first be entitled to receive payment in full of principal of, premium, if any, and interest on the senior debt before the holders of subordinated debt securities will be entitled to receive or retain any payment of the principal of, premium, if any, or interest on the subordinated debt securities. (Section 1202 of the subordinated indenture)

If the maturity of any subordinated debt securities is accelerated, the holders of all senior debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before the holders of subordinated debt securities will be entitled to receive any payment of the principal of, premium, if any, or interest on the subordinated debt securities. (Section 1203 of the subordinated indenture)

We will not make any payments of principal of, premium, if any, or interest on the subordinated debt securities if:

•	a default in any payment on senior debt then exists;

•	an event of default on any senior debt resulting in the acceleration of its maturity then exists; or

•	any judicial proceeding is pending in connection with a default on any senior debt.

(Section 1204 of the subordinated indenture)

When we use the term “debt” we mean, with respect to any person, whether recourse is to all or a portion of the assets of that person and whether or not contingent:

•	every obligation of, or any obligation guaranteed by, that person for money borrowed;

•

every obligation of, or any obligation guaranteed by, that person evidenced by bonds, debentures, notes or other similar instruments, including obligations assumed or incurred in connection with the acquisition of property, assets or businesses but excluding the obligation to pay the deferred purchase price of any such property, assets or businesses if payable in full within 90 days from the date such debt was created;

•	every capital lease obligation of that person;

•	leases of property or assets made as part of any sale and lease-back transaction to which that person is a party; and

•	any amendments, renewals, extensions, modifications and refundings of any such debt.

When we use the term “senior debt”, we mean the principal of, premium, if any, and interest on debt, whether incurred on, prior to, or after the date of the subordinated indenture, unless the instrument creating or evidencing that debt or pursuant to which that debt is outstanding states that those obligations are not superior in right of payment to the subordinated debt securities or to other debt which ranks equally with, or junior to, the subordinated debt securities. Interest on this senior debt includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to MBIA Inc., whether or not the claim for post-petition interest is allowed in that proceeding.

However, senior debt will not include:

•	any debt of MBIA Inc. which when incurred and without regard to any election under Section 1111(b) of the Bankruptcy Code was without recourse to MBIA Inc.;

•	any debt of MBIA Inc. to any of its subsidiaries;

•	any debt to any employee of MBIA Inc. or any of its subsidiaries;

•	any subordinated debt securities issued under the indenture dated as of June 29, 2007, between MBIA Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee;

•	any liability for taxes; or

•

any indebtedness or monetary obligations to trade creditors or assumed by MBIA Inc. or any of its subsidiaries in the ordinary course of business in connection with the obtaining of goods, materials or services.

We are a non-operating holding company, and most of our assets are owned by our subsidiaries. Accordingly, the debt securities will be effectively subordinated to all our existing and future liabilities. You should rely only on our assets for payments of interest and principal and premium, if any. In addition, the payment of dividends by our insurances company subsidiaries is limited under the applicable insurance laws and regulations of the State of New York.

The subordinated indenture does not limit the amount of additional senior debt that we may incur. We expect from time to time to incur additional senior debt.

The subordinated indenture provides that we may change the subordination provisions relating to any particular issue of subordinated debt securities prior to issuance. We will describe any such change in the applicable prospectus supplement.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York. (Section 112 of each indenture)

Information Concerning the Trustee

The trustee under each indenture will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. Neither trustee is required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it believes that it is not reasonably assured of repayment or adequate indemnity. (Section 601 of each indenture)

The trustee under each indenture acts as depositary for funds of, makes loans to, and/or performs other services for, us and our subsidiaries in the normal course of business.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material features of our capital stock. The summary is not complete and is qualified in its entirety by all of the provisions of our restated certificate of incorporation and our by-laws. Those documents are incorporated by reference as exhibits to the registration statement that includes this prospectus, and we encourage you to read them.

For the avoidance of doubt, in this “Description of Capital Stock,” references to “MBIA,” “we,” “us” and “our” or similar terms are only to MBIA Inc. and not its subsidiaries.

Our authorized capital stock consists of 400,000,000 shares of common stock, par value $1.00 per share, and 10,000,000 shares of preferred stock, par value $1.00 per share. At the date of this prospectus no shares of preferred stock are outstanding. We do not currently have outstanding, and our restated certificate of incorporation does not authorize, any other classes of capital stock.

Common Stock

The holders of shares of our common stock have no preemptive, redemption or conversion rights. Subject to the preferential rights of any holders of any outstanding series of our preferred stock, each holder of common stock is entitled to receive dividends, if declared by our board of directors, out of funds that we can legally use to pay dividends. In the event of our liquidation, dissolution or winding-up, the holders of common stock will be entitled to share proportionately in the distribution of all of our assets remaining after payment of all of our debts and liabilities and of all sums to which holders of any preferred stock may be entitled. Each holder of common stock is entitled to one vote per share registered in that holder’s name on our books on all matters submitted to a vote of stockholders.

Our common stock is traded on the New York Stock Exchange under the symbol “MBI.” The transfer agent for our common stock is Wells Fargo Shareowner Services.

We will describe in the applicable prospectus supplement relating to an offering of common stock, terms relevant to the offering, including the number of shares offered, the initial offering price, market price and dividend information.

Preferred Stock

We will describe the particular terms of any series of preferred stock in the applicable prospectus supplement relating to that series. Our board of directors or a duly authorized committee of our board of directors will adopt a certificate of amendment fixing the rights, preferences, privileges and restrictions, including dividend rights, voting rights, terms of redemption, retirement and sinking fund provisions and liquidation preferences, if any, of the preferred stock of each series. We will also describe the terms, if any, on which shares of any series of preferred stock are convertible or exchangeable into common stock, in the applicable prospectus supplement relating to that series of preferred stock. The terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of common stock to be received by the holders of preferred stock would be calculated as of a time and in the manner stated in the applicable prospectus supplement. The description of the terms of a particular series of preferred stock that we will set forth in the applicable prospectus supplement will not be complete and will be qualified in its entirety by reference to the certificate of amendment relating to that series.

Provisions of Our Restated Certificate of Incorporation

Our restated certificate of incorporation requires the approval of at least a majority of the outstanding shares of common stock for the amendment of the provisions which describe the factors our board of directors may consider in evaluating proposed mergers, sales and other corporate transactions. Further, as an insurance holding company, we are subject to state insurance regulations that require prior approval of a change of control. For more information on these regulations, see “Business—Our Insurance Operations—Insurance Regulation” in our Annual Report on Form 10-K for the year ended December 31, 2012, incorporated by reference in this prospectus and in the registration statement that contains this prospectus. These provisions and regulations may discourage attempts to obtain our control.

In our restated certificate of incorporation we have elected not to be subject to the provisions of Sections 33-374a through 33-374c of the Connecticut Stock Corporation Act (now Sections 33-840 through 33-842 of the Connecticut Business Corporation Act), which would have imposed stricter requirements for approval of some mergers, liquidations and other business transactions in which we may be involved.

DESCRIPTION OF DEPOSITARY SHARES

General Terms

We may elect to offer depositary shares representing receipts for fractional interests in debt securities or preferred stock. In this case, we will issue receipts for depositary shares, each of which will represent a fraction of a debt security or share of a particular series of preferred stock, as the case may be.

We will deposit the debt securities or shares of any series of preferred stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a debt security or share of preferred stock represented by the depositary share, to all the rights and preferences of the debt security or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

The following description of the terms of the deposit agreement is a summary. It summarizes only those terms of the deposit agreement which we believe will be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement which are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. The form of the deposit agreement will be filed with the SEC as an exhibit to a report on Form 8-K or by a post-effective amendment to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain a copy of the deposit agreement.

Interest, Dividends and Other Distributions

The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own.

In the event of a payment of interest or distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case, the depositary may sell the property and distribute the net proceeds from the sale to you.

Redemption of Depositary Shares

If we redeem a series of debt securities or preferred stock represented by depositary shares, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security or share of preferred stock, as the case may be, payable in relation to the redeemed series of debt securities or preferred stock. Whenever we redeem debt securities or shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, the debt securities or shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Voting the Preferred Stock or Exercise of Rights under the Indentures

Upon receipt of notice of any meeting at which you, as a holder of interests in deposited preferred stock, are entitled to vote, or of any request for instructions or directions from you, as holder of deposited debt securities, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to vote the amount of the preferred stock represented by that holder’s depositary shares or how to give instructions or directions with respect to the debt securities represented by that holder’s depository shares. The record date for the depositary shares will be the same date as the record date for the preferred stock or debentures, as the case may be. The depositary will endeavor, to the extent practicable, to vote the amount of the preferred stock, or to give instructions or directions with respect to the debt securities, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock or giving instructions or directions with respect to the debentures, as the case may be, if it does not receive specific instructions from you.

Amendment and Termination of the Deposit Agreement

We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

The deposit agreement will terminate if:

•	all outstanding depositary shares have been redeemed; or

•

there has been a final distribution in respect of the preferred stock, including in connection with our liquidation, dissolution or winding up, or a complete repayment or redemption of the debt securities and the distribution, repayment or redemption proceeds, as the case may be, have been distributed to you.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the relevant series of preferred stock or debt securities, as the case may be, and issuance of depositary receipts, all withdrawals of shares of the relevant series of preferred stock or debt securities, as the case may be, by you and any repayment or redemption of the relevant series of preferred stock or debt securities, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

Miscellaneous

The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of the deposited debt securities or preferred stock, as the case may be.

Neither we nor the depositary will be liable under the deposit agreement to you other than for the depositary’s gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or shares of preferred stock for deposit, you or other persons believed to be competent and on documents which we and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS

We may issue warrants, including warrants to purchase debt securities, preferred stock or common stock. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the warrants under warrant agreements between us and a bank or trust company, as warrant agent, that we will describe in the applicable prospectus supplement relating to the warrants that we offer.

The following description of the terms of the warrants is a summary. It summarizes only those terms of the warrants and the warrant agreement which we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines your rights as a warrant holder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. Forms of these documents will be filed with the SEC as exhibits to a report on Form 8-K or by a post-effective amendment to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

Debt Warrants

We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms will include the following:

•	the title of the debt warrants;

•	the debt securities for which the debt warrants are exercisable;

•	the aggregate number of the debt warrants;

•	the principal amount of debt securities that you may purchase upon exercise of each debt warrant, and the price or prices at which we will issue the debt warrants;

•	the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities issued with the debt warrants, and the number of debt warrants issued with each debt security;

•	the date, if any, from which you may separately transfer the debt warrants and the related securities;

•	the date on which your right to exercise the debt warrants commences, and the date on which your right expires;

•	the maximum or minimum number of the debt warrants which you may exercise at any time;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	any other terms of the debt warrants and terms, procedures and limitations relating to your exercise of the debt warrants; and

•	the terms of the securities you may purchase upon exercise of the debt warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the debt warrants and the kind, frequency and timing of any notice to be given. You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may exercise debt warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, you will not have any of the rights of holders of the debt securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the debt securities purchasable upon the exercise.

Other Warrants

We may issue other warrants. We will describe in the applicable prospectus supplement the following terms of those warrants:

•	the title of the warrants;

•	the securities, which may include preferred stock or common stock, for which you may exercise the warrants;

•	the aggregate number of the warrants;

•	the number of securities that you may purchase upon exercise of each warrant, and the price or prices at which we will issue the warrants;

•	the procedures and conditions relating to the exercise of the warrants;

•	the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security;

•	the date, if any, from which you may separately transfer the warrants and the related securities;

•	the date on which your right to exercise the warrants commences, and the date on which your right expires;

•	the maximum or minimum number of the warrants which you may exercise at any time;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	any other terms of the warrants and terms, procedures and limitations relating to your exercise of the warrants; and

•	the designation and terms of the common stock, preferred stock or other securities you may purchase upon exercise of the warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to the exercise of your warrants, you will not have any of the rights of holders of the preferred stock, common stock or other securities purchasable upon that exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or other securities purchasable upon the exercise.

Exercise of Warrants

We will describe in the applicable prospectus supplement the principal amount or the number of our securities that you may purchase for cash upon exercise of a warrant, and the exercise price. You may exercise a warrant as described in the applicable prospectus supplement at any time up to the close of business on the expiration date stated in the prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date, or any later expiration date that we determine.

We will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If you exercise less than all of the warrants represented by the warrant certificate, we will issue you a new warrant certificate for the remaining unexercised warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating you to purchase from us, and us to sell to you, a specific number of shares of common stock or preferred stock, or other property, at a future date or dates. The price per share of preferred stock or common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula described in the stock purchase contracts. We may issue stock purchase contracts separately or as a part of units each consisting of a stock purchase contract and senior or subordinated debt securities or debt obligations of third parties, including U.S. Treasury securities, securing your obligations to purchase the preferred stock or the common stock under the stock purchase contract. The stock purchase contracts may require us to make periodic payments to you or vice versa and the payments may be unsecured or prefunded on some basis. The stock purchase contracts may require you to secure your obligations in a specified manner. We will describe in the applicable prospectus supplement the terms of any stock purchase contracts or stock purchase units and will contain a discussion of the material United States federal income tax considerations applicable to the stock purchase contracts and stock purchase units. The description in the applicable prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more transactions. We may sell the securities of or within any series:

•	to one or more underwriters for public offering and sale by them;

•	through agents or dealers; or

•	to investors directly.

We will name any agent or dealer involved in an offer and sale of the securities in the applicable prospectus supplement. If we sell the securities through an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters at the time we reach an agreement for such sale, and the applicable prospectus supplement used by the underwriters to make resales of the securities will set forth:

•	the names of the managing underwriter or underwriters and of any other underwriters;

•	the respective amounts underwritten; and

•	the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any.

Moreover, unless we state otherwise in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to conditions precedent and that the underwriters will be obligated to purchase all of the securities being offered if any are purchased.

We may offer and sell the securities described in this prospectus:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to market prices prevailing at the time of sale; or

•	at negotiated prices.

We may also, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions described in any applicable prospectus supplement.

In connection with sales of the securities described in this prospectus, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers for whom they may act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions, which may be changed from time to time, from the purchasers for whom they may act as agents.

We will describe in the applicable prospectus supplement, any underwriting compensation we may pay to underwriters or agents in connection with the offering of the securities described in this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in distributions of the securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions they may receive and any profit they may realize on resales of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.

If a dealer participates in the sale of the securities described in this prospectus, we will sell the securities to such dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by such dealer at the time of resale. We will state the name of the dealer and the terms of the transaction in the applicable prospectus supplement relating to that particular offering.

We may directly solicit offers to purchase the securities and we may make sales of the securities directly to institutional investors or others, who may be deemed to be underwriters under the Securities Act with respect to any resale of the securities. We will state the terms of any direct offers and sales in the applicable prospectus supplements.

We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.

We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

We may authorize our agents, dealers and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.

•

If we use delayed delivery contracts, we will disclose that we are using them in the applicable prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we describe in the applicable prospectus supplement.

•

We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed delivery contracts will be entitled to receive.

We may or may not list the securities described in this prospectus on a national securities exchange or a foreign securities exchange. Some series of the securities will be new issues and will not have established trading markets. We cannot give any assurances that there will be a market for any of the securities.

LEGAL MATTERS

Unless we state otherwise in the applicable prospectus supplement, legality of the securities offered by this prospectus will be passed upon for us by Debevoise & Plimpton LLP, New York, New York. Certain legal matters will be passed upon for any underwriters or agents by counsel to be named in the applicable prospectus supplement. Such counsel may rely, as to matters of Connecticut law, upon the opinion of Day Pitney LLP, One Canterbury Green, Stamford, Connecticut 06901, Connecticut counsel for MBIA Inc.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report (which contains an explanatory paragraph referencing that as a result of insured losses and realized investment losses during the period from 2007 to 2012, the Company has seen ratings downgrades, a near cessation of new insurance business written by the Company, and increasing liquidity pressure and faces significant risks and uncertainties that could affect amounts reported in the Company’s financial statements in future periods) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available from the SEC’s web site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s Public Reference Room or through its web site.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and any information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in an applicable prospectus supplement will automatically update and supersede this information. We incorporate by reference the following documents (other than reports or portions thereof furnished under Item 2.02 or 7.01 of Form 8-K) which we have filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2012;

•	our Proxy Statement filed on March 18, 2013 for the 2013 Annual Meeting of Stockholders;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013; and

•	our Current Reports on Form 8-K filed on January 8, 2013, January 15, 2013, April 8, 2013, May 2, 2013 and August 20, 2013.

•

the description of MBIA’s capital stock set forth in MBIA’s registration statement filed with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act, and any amendment or report filed for the purpose of updating any such description.

All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than reports or portions thereof furnished under Item 2.02 or 7.01 of Form 8-K), from the date of this prospectus and prior to the termination of the offering of the securities shall also be deemed to be incorporated in this prospectus by reference.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than certain exhibits to those documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to MBIA Inc., 113 King Street, Armonk, New York, 10504, Attention: Ram D. Wertheim, Esq. (Telephone: (914) 765-3945).

27,250,000 Shares

MBIA, INC.

Common Stock

PROSPECTUS SUPPLEMENT

BTIG

May         , 2015